Exhibit 4.2

EXECUTION VERSION

SERIES 2026-1 INDENTURE SUPPLEMENT

between

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A,
as Issuer

and

THE BANK OF NEW YORK MELLON,
as Indenture Trustee

Dated as of May 1, 2026

i

Appendix A	Usage and Definitions	AA-1
Exhibit A	Form of Notes	EA-1
Exhibit B	Form of Monthly Investor Report	EB-1

ii

SERIES 2026-1 INDENTURE SUPPLEMENT, dated as of May 1, 2026 (this "Indenture Supplement"), between FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, a Delaware statutory trust, as Issuer, and THE BANK OF NEW YORK MELLON, a New York banking corporation, as Indenture Trustee.

BACKGROUND

In connection with securitization transactions sponsored by Ford Credit, the Issuer may issue Notes from time to time secured by a revolving pool of Receivables purchased by the Issuer from the Depositors, who purchased them from Ford Credit.

Section 2.2 of the Indenture permits the Issuer and the Indenture Trustee to enter into an Indenture Supplement to authorize the issuance by the Issuer of Notes in one or more Series.

The parties to this Indenture Supplement, by executing and delivering this Indenture Supplement, have determined to create and specify the Principal Terms of the Series 2026-1 Notes.

The parties agree as follows:

GRANTING CLAUSES

In addition to the Grant of the Indenture, the Issuer Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Series 2026-1 Noteholders, all of the Issuer's right, title and interest, whether now owned or acquired in the future, in, to and under the Series 2026-1 Collateral.

This Grant is made in trust to secure (a) the payment of principal of, interest on and any other amounts owing on the Series 2026-1 Notes as stated in the Indenture and this Indenture Supplement for the benefit of the Series 2026-1 Noteholders and (b) the Issuer's compliance with its obligations under the Indenture and this Indenture Supplement, all as stated in the Series 2026-1 Notes, the Indenture and this Indenture Supplement.

The Indenture Trustee acknowledges this Grant, accepts the trusts under this Indenture Supplement according to this Indenture Supplement and agrees to perform its duties in this Indenture Supplement so that the interests of the Series 2026-1 Noteholders may be adequately and effectively protected.

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.            Usage and Definitions. Capitalized terms used but not defined in this Indenture Supplement are defined in Appendix A to this Indenture Supplement or in Appendix A to (a) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan Corporation, as Depositor, the Issuer and Ford Motor Credit Company LLC, as Servicer, and (b) the Fifth Amended and Restated Sale and Servicing Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, among Ford Credit Floorplan LLC, as Depositor, the Issuer and the Servicer. Each Appendix A also contains usage rules that apply to this Indenture Supplement. Each Appendix A is incorporated by reference in this Indenture Supplement.

Section 1.2.            Definitions for Other Series. Capitalized terms in this Indenture Supplement, when used in quotation marks with a reference to one or more Series, have the respective meanings stated for each of those Series in the related Indenture Supplement.

ARTICLE II
SERIES 2026-1 NOTES

Section 2.1.            Creation of Series 2026-1 Notes.

(a)          Creation and Designation. This Indenture Supplement creates a Series of Notes to be issued by the Issuer on the Closing Date under the Indenture and this Indenture Supplement to be known as the "Series 2026-1 Asset Backed Notes" or the "Series 2026-1 Notes." In connection with the issuance, the Issuer acknowledges that the Series 2026-1 Notes are being issued at the direction of the Depositors and, in consideration of the corresponding reduction in the Depositor Interest resulting from the issuance of the Series 2026-1 Notes, agrees to cause the Series 2026-1 Notes to be authenticated as directed by the Depositors and delivered to the order of the Depositors, as holders of the Depositor Interest, for sale by the Depositors as contemplated by the Underwriting Agreement.

(b)          Indenture. The Series 2026-1 Notes are "Notes" and this Indenture Supplement is an "Indenture Supplement" for all purposes of the Indenture. If any terms of the Series 2026-1 Notes or this Indenture Supplement conflicts with or is inconsistent with the Indenture, the terms of the Series 2026-1 Notes or this Indenture Supplement will control.

Section 2.2.            Principal Terms of Series 2026-1 Notes. The Principal Terms for the Series 2026-1 Notes are as follows:

(a)          Series Issuance Date. The Series Issuance Date for the Series 2026-1 Notes will be the Closing Date.

(b)          Note Interest Rate and Initial Note Balance. The Indenture Trustee will, on Issuer Order, authenticate and deliver the Series 2026-1 Notes for original issue in the following Classes, each having the Note Interest Rates and initial Note Balances stated below.

Class	Note Interest Rate	Initial Note Balance
Class A Notes	4.42%	$1,000,000,000
Class B Notes	4.61%	$59,211,000
Class C Notes	4.81%	$52,632,000
Class D Notes	5.25%	$39,474,000

(c)          Sharing Groups. Series 2026-1 will be in Excess Interest Sharing Group One and in Principal Sharing Group One.

(d)          Form of Notes. Each Class of Series 2026-1 Notes will be in substantially the form of Exhibit A with variations required or permitted by this Indenture Supplement and the Indenture. The Series 2026-1 Notes may have marks of identification and legends or endorsements as determined by the Responsible Person of the Issuer executing the Series 2026-1 Notes. The physical Series 2026-1 Notes will be produced by a method determined by the Responsible Person of the Issuer executing the Series 2026-1 Notes.

(e)          Book-Entry Series 2026-1 Notes. The Series 2026-1 Notes initially will be issued as Book-Entry Notes. On or before the Series Issuance Date, Global Notes representing each Class of Series 2026-1 Notes will be deposited with the Clearing Agency.

(f)          Denominations. The Series 2026-1 Notes, except for the Rule 144A Notes, will be issued in minimum denominations of $1,000 and in multiples of $1,000. The Rule 144A Notes will be issued in minimum denominations of $100,000 and in multiples of $1,000 in excess of $100,000. However, one Note of each Class may be issued in a different amount if it exceeds the minimum denomination for the Class.

(g)          Events of Default. The occurrence of the following event will be an additional Event of Default for the Series 2026-1 Notes:

(i)          the Issuer fails to pay the Make-Whole Payments on, and any Accrued Step-Up Amounts on a Series 2026-1 Note on the Final Maturity Date.

(h)          Final Maturity Date. The Series 2026-1 Notes will be payable on the Series 2026-1 Final Maturity Date.

(i)           Trust Termination Date. The date on which the Issuer is scheduled to terminate under Section 8.1(a)(i) of the Trust Agreement will be the latest to occur of (i) the date stated in Section 8.1(a)(i) of the Trust Agreement, (ii) December 31 of the year in which the Series 2026-1 Final Maturity Date occurs and (iii) any later date stated in another Indenture Supplement.

(j)           Shelf-Eligible Series. Series 2026-1 is a Shelf-Eligible Series.

(k)          EEA-Eligible Series. Series 2026-1 is not an EEA-Eligible Series.

Section 2.3.             Payments on Notes.

(a)          Interest Accrual. Each Class of Series 2026-1 Notes will accrue interest on its Note Balance for each Interest Period until the Note Balance has been paid in full at a rate per annum equal to its Note Interest Rate for that Interest Period. Interest on the Notes will be calculated for each Interest Period on the basis of a 360-day year consisting of twelve 30-day months. Interest on each Note for each Interest Period will be due and payable on the related Payment Date.

(b)          Principal. If (i) the Series 2026-1 Notes remain Outstanding as of the Expected Final Payment Date or (ii) a Series 2026-1 Amortization Event occurs before the Series 2026-1 Final Maturity Date, the principal of each Class of Series 2026-1 Notes will be payable in installments on each Payment Date during the Required Amortization Period or an Early Amortization Period, respectively, in each case, according to Section 4.2(f). The Note Balance of each Class of Series 2026-1 Notes will be due and payable on the earlier of the Redemption Date and the Series 2026-1 Final Maturity Date. The Note Balance of each Class of the Series 2026-1 Notes will be due and payable on the date the Series 2026-1 Notes are declared to be, or have automatically become, immediately due and payable according to Section 5.2(a) of the Indenture.

(c)          Step-Up Amounts. Following the Expected Final Payment Date, Step-Up Amounts will accrue on the Note Balance of each Class at the applicable Step-Up Rate. Step-Up Amounts will be due and payable on each Payment Date. Step-Up Amounts on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(d)          Make-Whole Payments. A Make-Whole Payment will be due on any repayment of the Note Balance made before the start of the Note Redemption Period as a result of the occurrence of a Redemption Date.

(e)          Monthly Payment of Interest and Principal. Payments of interest and principal on each Class of Series 2026-1 Notes will be made pro rata to the Registered Noteholders of that Class on each Payment Date. For Book-Entry Notes, payments will be made by wire transfer to the account designated by the nominee of the Clearing Agency according to Section 2.10 of the Indenture. For Definitive Notes, payments will be made (i) if the Series 2026-1 Noteholder has given to the Note Registrar instructions at least five Business Days before that Payment Date and the aggregate original principal amount of the Noteholder's Notes is at least $1,000,000, by wire transfer to the account of the Registered Noteholder or (ii) by check mailed first class mail, postage prepaid, to the Registered Noteholder's address as it appears on the Note Register on the related Record Date. Amounts paid by wire transfers or checks that are undelivered will be held according to Section 3.3 of the Indenture.

(f)          Payment of Final Installment. The final installment of principal (whether payable by wire transfer or check) of each Series 2026-1 Note on a Payment Date, the Redemption Date or the Series 2026-1 Final Maturity Date will be payable only on presentation and surrender of the Note. The Indenture Trustee will notify each Registered Noteholder of the date the Issuer expects to pay the final installment on the Notes, which notice will be delivered no later than five days before that date, and the place where the Series 2026-1 Notes may be presented and surrendered for payment.

Section 2.4.            Additional Issuance; Reopening. The Issuer may from time to time, without notice to, or the consent of, the Noteholders of any Series, create and issue additional Series 2026-1 Notes of the same Class as any Class issued on the Closing Date.  Additional Series 2026-1 Notes will form part of and have the same Principal Terms as the previously issued Class, except for (i) the initial principal amount of that Class, the Initial Invested Amount and the initial Note Balance of that Class on the Closing Date, (ii) the accrual and payment of interest before the issuance date of the additional Series 2026-1 Notes and (iii) the first payment of interest following the issuance of the additional Series 2026-1 Notes.  When issued, the additional Series 2026-1 Notes will be equally and ratably entitled to the benefits of the Indenture and this Indenture Supplement applying to those Series 2026-1 Notes of the same Class issued on the Closing Date without preference, priority or distinction.  The obligation of the Indenture Trustee to authenticate and deliver additional Series 2026-1 Notes after the Closing Date and to execute and deliver any amendments to this Indenture Supplement to facilitate the additional issuance will be subject to the satisfaction of the following conditions:

(a)          Rating Agency Notice. On or before the second Business Day before the issuance of the additional Series 2026-1 Notes, the Issuer has given the Indenture Trustee and each Rating Agency notice of the additional issuance and the date of the additional issuance;

(b)          Delivery of Amendments. The Issuer has delivered to the Indenture Trustee any amendments to this Indenture Supplement required to facilitate the additional issuance, in form reasonably satisfactory to the Indenture Trustee executed by the Issuer;

(c)          Rating Agency Condition. The Rating Agency Condition has been satisfied for the additional issuance;

(d)          Officer's Certificate of Depositor. Each Depositor has delivered to the Indenture Trustee an Officer's Certificate, dated the date of the additional issuance, stating that:

(i)          the additional issuance will not have an Adverse Effect or cause an Amortization Event to occur for any Series; and

(ii)          all conditions under this Section 2.4 to the issuance of the additional Series 2026-1 Notes have been met;

(e)          Subordination. On or before the additional issuance date for any Class, the Issuer will have issued Notes of each Class that is junior to that Class needed for the proportion of the Note Principal Balance of each junior Class to the Note Principal Balance of any more senior Class to be equal to or greater than the proportion that existed on the Closing Date;

(f)           Series 2026-1 Reserve Account. The Depositors have deposited in the Series 2026-1 Reserve Account from the proceeds of the issuance the amount as is necessary to cause the amount on deposit to equal the Series 2026-1 Reserve Account Required Amount after giving effect to the issuance; and

(g)          Required Pool Balance. The Net Adjusted Pool Balance equals or exceeds the Required Pool Balance after giving effect to the additional issuance (taking into account any deposit of the proceeds of the additional Series 2026-1 Notes in the Excess Funding Account).

Section 2.5.            Yield Supplement Interest Collections. At the direction of the Depositors, the Issuer may from time to time, without notice to, or the consent of, the Noteholders of any Series, (a) increase the Subordinated Percentage for Series 2026-1 for a Determination Date and the related Collection

Period by a specified percentage (the "Supplemental Subordinated Percentage") not to exceed 2.00% in the aggregate or (b) decrease the Supplemental Subordinated Percentage for Series 2026-1 for a Determination Date and the related Collection Period, but not less than zero. If the Supplemental Subordinated Percentage is greater than zero for a Determination Date, a portion of the Available Depositor Principal Collections allocable to Series 2026-1 for the related Collection Period in an amount equal to the Yield Supplement Interest Collections will be treated as Interest Collections and included in the Investor Interest Collections for that Collection Period.

ARTICLE III
REPORTS AND SERVICING

Section 3.1.            Reports and Statements to Series 2026-1 Noteholders.

(a)          Monthly Investor Report. At least two Business Days before each Payment Date, the Servicer will deliver to the Depositors, the Issuer, the Indenture Trustee, the Note Paying Agent, the Administrator and the Rating Agencies a servicing report substantially in the form of Exhibit B (the "Monthly Investor Report") for that Payment Date and the related Collection Period. A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects.

(b)          Delivery to Series 2026-1 Noteholders. On each Payment Date, the Indenture Trustee will deliver the Monthly Investor Report to each Series 2026-1 Noteholder of record as of the most recent Record Date (which delivery may be made by e-mail to the e-mail addresses in the Note Register without need for confirmation of receipt or by making the report available to the Series 2026-1 Noteholders through the Indenture Trustee's website, which initially is located at http://GCTInvestorreporting.bnymellon.com).

(c)          Tax Information. Starting in the year after the Closing Date, the Indenture Trustee will deliver or cause to be delivered to each Person who at any time during the prior calendar year was a Noteholder of record, a statement containing the information required to be given to a noteholder by an issuer of indebtedness, in the form and at the time required under the Code.

Section 3.2.            Servicing Compensation. The share of the Servicing Fee allocable to Series 2026-1 for a Payment Date is equal to the Monthly Servicing Fee. The portion of the Servicing Fee that is not allocable to Series 2026-1 will be paid by the holders of the Depositor Interest or the Noteholders of other Series (under the related Indenture Supplement). The Issuer, the Indenture Trustee or the Series 2026-1 Noteholders will not be liable for the share of the Servicing Fee to be paid by the holders of the Depositor Interest or the Noteholders of any other Series.

ARTICLE IV
RIGHTS OF SERIES 2026-1 NOTEHOLDERS
AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1.            Collections and Allocations.

(a)          Allocations. Under Section 8.4(a) of the Indenture, Interest Collections, Principal Collections and Defaulted Receivables will be allocated between Series 2026-1 and the

Depositor Interest and then applied to Series 2026-1 and the Depositor Interest under this Article IV.

(b)          Allocations to Depositor Interest.

(i)            Available Depositor Collections. On each Deposit Date, the Servicer will make the following deposits and payments from Available Depositor Collections for that Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)	to the Collection Account, an amount equal to the Yield Supplement Interest Collections for Series 2026-1 and each other Series;

(B)	to the Collection Account, but only if needed to pay, to the knowledge of the Servicer on that Deposit Date, the following amounts on the related Payment Date: (I) to cover shortfalls in payments and deposits required to be made from Available Investor Interest Collections on the related Payment Date under Section 4.2(b)(ii), and to cover similar shortfalls for other Series, and (II) during the Required Amortization Period or an Early Amortization Period, to cover amounts to be deposited under Section 4.2(e) on that Payment Date;

(C)	to the Excess Funding Account, if the Required Depositor Amount for the prior Calculation Date (and, if that Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following that Determination Date) exceeds the Depositor Amount; and

(D)	(I) if the Depositors are the sole holders of the Depositor Interest, to the Depositors according to their respective percentage interests in the Depositor Interest or (II) otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement, any remaining amount.

(ii)           Excess Depositor Interest Collections. On each Deposit Date, the Servicer will make the following deposits and payments from Excess Depositor Interest Collections for that Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)	to the Collection Account, until the amount deposited under this clause (A) is equal to the Monthly Depositor Servicing Fee for all Series for that Collection Period; and

(B)	(I) if the Depositors are the sole holders of the Depositor Interest, to the Depositors according to their respective percentage interests in the Depositor Interest or (II) otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement, any remaining amount.

(iii)          Excess Depositor Principal Collections. On each Deposit Date, the Servicer will make the following deposits and payments from Excess Depositor Principal Collections for that Deposit Date or the related Collection Period, as applicable, in the following order of priority:

(A)	to the Excess Funding Account, if the Required Depositor Amount for the prior Calculation Date (and, if that Calculation Date is a Determination Date, after giving effect to the allocations, payments, withdrawals and deposits to be made on the Payment Date following that Determination Date) exceeds the Depositor Amount;

(B)	to the Collection Account, until the amount deposited under this clause (B) is equal to the excess, if any, of (I) the Monthly Depositor Servicing Fee for all Series for that Collection Period over (II) the amount deposited in the Collection Account under Section 4.1(b)(ii)(A); and

(C)	(I) if the Depositors are the sole holders of the Depositor Interest, to the Depositors according to their respective percentage interests in the Depositor Interest or (II) otherwise, to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement, any remaining amount.

(iv)          Available Depositor Collections True-up. On each Determination Date, the Servicer will deposit in the Collection Account the lesser of (A) the portion, if any, of the amount stated in Section 4.1(b)(i)(B)(I) for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(b)(i)(B)(I), and (B) the aggregate amount paid to the Depositors or to the Depositor Interest Account for distribution to the holders of the Depositor Interest for the related Collection Period under Section 4.1(b)(i)(D). Any amount deposited under this Section 4.1(b)(iv) will be repaid to the Servicer by the holders of the Depositor Interest or, if not so repaid, may be withheld by the Servicer from later distributions to the holders of the Depositor Interest.

(c)          Allocations to Series 2026-1. The Servicer will allocate to the Series 2026-1 Noteholders and deposit in the Collection Account for application under this Indenture Supplement the following amounts:

(i)            on each Deposit Date, an amount equal to the Investor Interest Collections for that Deposit Date or the related Collection Period, as applicable, until the amount in the Collection Account allocated to Series 2026-1 equals the excess of (A) the amounts to be paid or distributed, to the knowledge of the Servicer on that Deposit Date, on the related Payment Date under Section 4.2(a)(i) through (xvi), over (B) the Monthly Depositor Servicing Fee for the related Collection Period;

(ii)           on each Deposit Date, an amount equal to the Investor Principal Collections for that Deposit Date or the related Collection Period, as applicable, until the amount in the Collection Account allocated to Series 2026-1 equals the amounts to be paid or distributed, to the knowledge of the Servicer on that Deposit Date, on the related Payment Date under Section 4.2(b)(iv), (c) or (d), as applicable;

(iii)          on each Determination Date, an amount equal to the lesser of (A) the portion, if any, of the excess of (I) the amounts to be paid or distributed on the related Payment Date under Section 4.2(a)(i) through (xvi), over (II) the Monthly Depositor Servicing Fee for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(c)(i), and (B) the amount of Investor Interest Collections for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(c)(i); and

(iv)          on each Determination Date, an amount equal to the lesser of (A) the portion, if any, of the amounts to be paid or distributed on the related Payment Date under Section 4.2(b)(iv), (c) or (d), as applicable, that has not previously been deposited in the Collection Account under Section 4.1(c)(ii), and (B) the amount of Investor Principal Collections for the related Collection Period that has not previously been deposited in the Collection Account under Section 4.1(c)(ii).

Section 4.2.            Application of Available Funds in Collection Account and Other Sources.

(a)          Available Investor Interest Collections. If the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on each Payment Date and to the extent of Available Investor Interest Collections in the Collection Account, make the following applications, payments or deposits in the following order of priority:

(i)                to the Noteholders of the Class A Notes, the Accrued Note Interest for the Class A Notes for that Payment Date;

(ii)               to the Noteholders of the Class B Notes, the Accrued Note Interest for the Class B Notes for that Payment Date;

(iii)              to the Noteholders of the Class C Notes, the Accrued Note Interest for the Class C Notes for that Payment Date;

(iv)              to the Noteholders of the Class D Notes, the Accrued Note Interest for the Class D Notes for that Payment Date;

(v)               pro rata, to the payment of all amounts, including indemnities, then due to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer for the Series 2026-1 Notes, and, to or at the direction of the Issuer, any expenses incurred by the

Issuer for the Series 2026-1 Notes according to the Transaction Documents, in each case, if not paid by the Servicer or the Administrator, up to a maximum of $375,000 per year;

(vi)              pro rata (A) to the Back-up Servicer, the Monthly Back-up Servicing Fee for that Payment Date, if any, together with any Monthly Back-up Servicing Fees previously due but not paid on prior Payment Dates, and (B) if Ford Credit or one of its

Affiliates is no longer the Servicer, to the Servicer, the Monthly Servicing Fee for that Payment Date, together with any Monthly Servicing Fees previously due but not paid on prior Payment Dates (unless the amount has been netted against deposits in the Collection Account according to Section 8.4(c) of the Indenture);

(vii)             to treat as Available Investor Principal Collections for that Payment Date, the Investor Default Amount for that Payment Date;

(viii)            to the Series 2026-1 Reserve Account, the Series 2026-1 Reserve Account Deposit Amount for that Payment Date;

(ix)              to treat as Available Investor Principal Collections for that Payment Date, the sum of Investor Charge-Offs that have not been previously reimbursed;

(x)               to treat as Available Investor Principal Collections for that Payment Date, the sum of Reallocated Principal Collections that have not been previously reimbursed;

(xi)              if Ford Credit is the Servicer, to the Servicer, the Monthly Servicing Fee for that Payment Date, together with any Monthly Servicing Fees previously due but not paid on prior Payment Dates (unless the amount has been netted against deposits in the Collection Account according to Section 8.4(c) of the Indenture);

(xii)             to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement to increase the Available Subordinated Amount, the excess of the Required Subordinated Amount over the Available Subordinated Amount (unless the amount has been netted against deposits in the Collection Account according to Section 8.4(c) of the Indenture);

(xiii)            to the Noteholders, any Make-Whole Payments due on the Notes and, after the Expected Final Payment Date, to the Noteholders, any Accrued Step-Up Amounts due on the Notes, payable sequentially by Class and pro rata to each Class based on the amount due;

(xiv)            pro rata, to the payment of all amounts, including indemnities, then due to the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer for the Series 2026-1 Notes, and any expenses incurred by the Issuer for the Series 2026-1 Notes according to the Transaction Documents, in each case, if not paid by the Servicer or the Administrator or under clause (v) above;

(xv)             to the Back-up Servicer, any amounts due under Section 2.3(b) of the Back-up Servicing Agreement and any Transition Costs due under Section 2.3(c) of the

Back-up Servicing Agreement in excess of the amount in the Back-up Servicer Reserve Account, in each case, for the Series 2026-1 Notes;

(xvi)            to treat as Excess Interest Collections available from Series 2026-1, the Interest Collections Shortfalls for other Series in Excess Interest Sharing Group One; and

(xvii)           to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement, all remaining Available Investor Interest Collections.

(b)          Application of Credit Enhancement. If Available Investor Interest Collections for any Payment Date are insufficient to make the applications, payments and deposits required under Section 4.2(a), and if the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on or before that Payment Date, apply available funds from the following sources in the following order of priority:

(i)                from Excess Interest Collections available from other Series in Excess Interest Sharing Group One, to cover shortfalls in the applications, payments and deposits under Sections 4.2(a)(i) through (xv) in that order;

(ii)                from Available Depositor Interest Collections and Available Depositor Principal Collections (for Available Depositor Principal Collections, in an amount not exceeding the Available Subordinated Amount (before giving effect to Section 4.3) for that Payment Date), to cover shortfalls in the applications, payments and deposits required under Sections 4.2(a)(i) through (x) in that order. If the amount of Available Depositor Collections is insufficient to cover those shortfalls for Series 2026-1, as well as any similar shortfalls for other Series, then Available Depositor Collections will be allocated to Series 2026-1 based on the ratio that the Available Subordinated Amount for Series 2026-1 has to the aggregate "Available Subordinated Amounts" for all Series having those shortfalls. If the amount of Available Depositor Collections exceeds the aggregate amount of those shortfalls for all Series, then the excess Available Depositor Collections will be applied to cover any unpaid Adjustment Payments;

(iii)              from the Series 2026-1 Reserve Account Available Amount, to cover shortfalls in the applications, payments and deposits required under Sections 4.2(a)(i) through (vii) in that order; and

(iv)              from the Reallocated Principal Collections for that Payment Date, to cover shortfalls in the payments required under Sections 4.2(a)(i) through (iv).

(c)          Available Investor Principal Collections. If the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on each Payment Date and if Available Investor Principal Collections on deposit in the Collection Account, make the following applications, payments or deposits in the following order of priority:

(i)                on any Payment Date for the Required Amortization Period or an Early Amortization Period, to the Series 2026-1 Principal Funding Account, the excess, if any, of the Monthly Principal Amount for that Payment Date over the amount deposited in the Series 2026-1 Principal Funding Account from the Excess Funding Account under Section 4.2(d) on that Payment Date;

(ii)               to other Principal Sharing Series in Principal Sharing Group One, the Shared Principal Collections for that Payment Date;

(iii)               to the Excess Funding Account, the excess, if any, of the Required Pool Balance over the Net Adjusted Pool Balance under Section 8.3(b)(ii) of the Indenture;

(iv)              on any Payment Date during the Excess Funding Period, to treat as Available Investor Interest Collections for that Payment Date, to cover shortfalls in the applications, payments and deposits under Sections 4.2(a)(i) through (vi) in that order; and

(v)               to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement, all remaining Available Investor Principal Collections.

(d)          Excess Funding Amounts. If the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on each Payment Date for the Required Amortization Period or an Early Amortization Period, deposit in the Series 2026-1 Principal Funding Account from the Excess Funding Account the lesser of (i) the Series 2026-1 Excess Funding Amount, and (ii) the Monthly Principal Amount for that Payment Date.

(e)          Insufficient Available Investor Principal Collections. If Available Investor Principal Collections for any Payment Date for the Required Amortization Period or an Early Amortization Period are insufficient to deposit the amount required under Section 4.2(c)(i), and if the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will, on that Payment Date and after giving effect to Section 4.2(b)(ii), deposit in the Series 2026-1 Principal Funding Account remaining Available Depositor Interest Collections and Available Depositor Principal Collections (for Available Depositor Principal Collections, in an amount not to exceed the Available Subordinated Amount) on that Payment Date in an amount equal to the excess of the Adjusted Invested Amount over the sum of the amounts deposited in the Series 2026-1 Principal Funding Account from Available Investor Principal Collections under Section 4.2(c)(i) and from the Excess Funding Account under Section 4.2(d). If the amount of Available Depositor Collections is insufficient to cover the amount required under Section 4.2(c)(i) for Series 2026-1, as well as any similar shortfalls for other Series, then Available Depositor Collections will be allocated to Series 2026-1 based on the ratio that the Available Subordinated Amount for Series 2026-1 has to the aggregate "Available Subordinated Amounts" for all Series having those shortfalls.

(f)          Payments of Principal. If an Early Amortization Period has not begun, on the earlier of (i) the Expected Final Payment Date or (ii) the Redemption Date, or on each Payment Date for the Required Amortization Period or an Early Amortization Period, and if the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee (based on the information in the Monthly Investor Report) will withdraw an amount up to the aggregate Note Balance of Series 2026-1 from the Series 2026-1 Principal Funding Account for payment in the following order of priority: (i) to the Noteholders of the Class A Notes until the Note Balance of the Class A Notes is reduced to zero, (ii) to the Noteholders of Class B Notes, until the Note Balance of the Class B Notes is reduced to zero, (iii) to the Noteholders of the Class C Notes, until the Note Balance of the Class C Notes is reduced to zero and (iv) to the Noteholders of the Class D Notes, until the Note Balance of the Class D Notes is reduced to zero.

Section 4.3.            Investor Charge-Offs. On each Determination Date, the Servicer will calculate the Investor Default Amount, if any, for the related Payment Date. If the Investor Default Amount for any Payment Date exceeds the sum of the amounts applied to fund the Investor Default Amount under Section 4.2(a)(vii) (including any amounts applied under Section 4.2(b)), then the excess will be applied in the following order of priority to reduce (a) the Available Subordinated Amount for the related Determination Date (after giving effect to any reductions of the Available Subordinated Amount under Section 4.2(b)(ii)), (b) the Class D Invested Amount, (c) the Class C Invested Amount, (d) the Class B Invested Amount, and (e) the remaining Invested Amount.

Section 4.4.            Reallocated Principal Collections. On each Payment Date, the Reallocated Principal Collections for that Payment Date will be applied in the following order of priority to reduce (a) the Available Subordinated Amount (after giving effect to any reductions of the Available Subordinated Amount under Section 4.2(b)(ii) and Section 4.3), (b) the Class D Invested Amount, (c) the Class C Invested Amount, and (d) the Class B Invested Amount.

Section 4.5.            Excess Interest Collections. On each Payment Date, Series 2026-1 will be allocated an amount equal to the product of (a) the aggregate amount of Excess Interest Collections for all Excess Interest Sharing Series in Excess Interest Sharing Group One for that Payment Date, times (b) a fraction with a numerator equal to the Interest Collections Shortfall for Series 2026-1 for that Payment Date and a denominator equal to the aggregate amount of Interest Collections Shortfalls for all Excess Interest Sharing Series in Excess Interest Sharing Group One for that Payment Date.

Section 4.6.            Shared Principal Collections. On each Payment Date, Series 2026-1 will be allocated an amount equal to the product of (a) the aggregate amount of Shared Principal Collections for all Principal Sharing Series in Principal Sharing Group One for that Payment Date, times (b) a fraction with a numerator equal to the Principal Shortfall for Series 2026-1 for that Payment Date and a denominator equal to the aggregate amount of Principal Shortfalls for all Principal Sharing Series in Principal Sharing Group One for that Payment Date.

Section 4.7.            Series 2026-1 Accounts.

(a)          Establishment of Series 2026-1 Accounts. On or before the Closing Date, the Servicer will establish the following segregated trust accounts at a Qualified Institution (initially the corporate trust department of The Bank of New York Mellon), each in the name "The Bank of New York Mellon, as Indenture Trustee, as secured party for Ford Credit Floorplan Master Owner Trust A for Series 2026-1", to be designated as follows:

(i)           "Principal Funding Account" with account number 9052064000; and

(ii)          "Reserve Account" with account number 9052063000.

(b)          Control. Each of the Series 2026-1 Accounts will be under the control of the Indenture Trustee so long as the Series 2026-1 Accounts remain subject to the Lien of this Indenture Supplement, except that the Servicer may make deposits to and direct the Indenture Trustee to make deposits to or withdrawals from the Series 2026-1 Accounts according to the Series 2026-1 Transaction Documents. Following the payment in full of the Series 2026-1 Notes and the release of the Series 2026-1 Accounts from the Lien of this Indenture Supplement, the Series 2026-1 Accounts will be under the control of the Issuer.

(c)          Benefit of Accounts; Deposits and Withdrawals. The Series 2026-1 Accounts and all cash, money, securities, investments, financial assets and other property deposited in or credited to them will be held by the Indenture Trustee as secured party for the benefit of the Series 2026-1 Secured Parties and, after payment in full of the Series 2026-1 Notes and the release of the Series 2026-1 Accounts from the Lien of this Indenture Supplement, as agent of the Issuer and as part of the Trust Property. All deposits to and withdrawals from the Series 2026-1 Accounts will be made according to the Series 2026-1 Transaction Documents.

(d)          Maintenance of Accounts. If an institution maintaining the Series 2026-1 Accounts ceases to be a Qualified Institution, the Servicer will, with the Indenture Trustee's assistance as necessary, move the Series 2026-1 Accounts to a Qualified Institution within 30 days.

(e)          Compliance. Each Series 2026-1 Account will be subject to the Series 2026-1 Account Control Agreement. The Servicer will ensure that the Series 2026-1 Account Control Agreement requires the Qualified Institution maintaining the Series 2026-1 Accounts to comply with "entitlement orders" (as defined in Section 8-102 of the UCC) from the Indenture Trustee without further consent of the Issuer, if the Series 2026-1 Notes are Outstanding, and to act as a "securities intermediary" according to the UCC.

(f)           Excess to Holders of Depositor Interest. If on any Payment Date, after giving effect to all withdrawals from and deposits in the Series 2026-1 Accounts, the amount in any Series 2026-1 Account exceeds the amount required to be in that Series 2026-1 Account under this Indenture Supplement or any other Series 2026-1 Transaction Document, then the Indenture Trustee will, at the direction of the Servicer, distribute the excess to the Depositor Interest Account for distribution to the holders of the Depositor Interest according to the Trust Agreement.

Section 4.8.            Investment of Funds in Series 2026-1 Accounts.

(a)          Permitted Investments. If no Default or Event of Default has occurred and is continuing, the Servicer may instruct the Indenture Trustee to invest any funds in the Series 2026-1 Accounts in Permitted Investments and, if investment instructions are received, the Indenture Trustee will direct the Qualified Institution maintaining the Series 2026-1 Accounts to invest the funds in the Series 2026-1 Accounts in those Permitted Investments. The investment instructions from the Servicer may be in the form of a standing instruction. If (i) the Servicer fails to give investment instructions for any funds in a Series 2026-1 Account to the Indenture Trustee by 11:00 a.m. New York City time (or other time as may be agreed by the Indenture Trustee) on the Business Day before a Payment Date or (ii) the Qualified Institution receives notice from the Indenture Trustee that a Default or Event of Default has occurred and is continuing for the Series 2026-1 Notes, the Qualified Institution will invest and reinvest funds in the Series 2026-1 Accounts according to the last investment instructions received, if any. If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Indenture Trustee will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received. The Servicer may direct the Indenture Trustee to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the Permitted Investments.

(b)          Maturity of Investments. Any Permitted Investments of funds in the Series 2026-1 Accounts (or any reinvestments of the Permitted Investments) for a Collection Period must mature, if applicable, and be available no later than the related Payment Date. However, funds in the Reserve Account may be invested in Permitted Investments that will not mature or be available before the related Payment Date if the Rating Agency Condition has been satisfied for the investment. Any Permitted Investments with a maturity date will be held to their maturity, except that such Permitted Investments may be sold or disposed of before their maturity (i) if they relate to funds in the Reserve Account required to make payments under Section 4.2(b)(iii) or (ii) in connection with the sale or liquidation of the Collateral following an Event of Default under Section 5.6 of the Indenture.

(c)          No Liability for Investments. None of the Depositors, the Servicer, the Indenture Trustee or the Qualified Institution maintaining any Series 2026-1 Account will be liable for the selection of Permitted Investments or for investment losses incurred on Permitted Investments (other than in the capacity as obligor, if applicable).

(d)          Continuation of Liens in Investments. The Servicer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in the Series 2026-1 Account unless the security interest Granted and perfected in the account in favor of the Indenture Trustee will continue to be perfected in the investment or the proceeds of the sale, in each case, without any further action by any Person.

Section 4.9.            Series 2026-1 Reserve Accounts.

(a)          Initial Reserve Account Deposit. The Series 2026-1 Reserve Account will be funded by the Depositors on the Closing Date in the amount equal to the Series 2026-1 Reserve

Account Required Amount for that date and will be increased and decreased as stated in this Indenture Supplement.

(b)          Reserve Account Step-Up Deposit. On or before the first day of any Subordination Step-Up Period, the Depositors may elect to increase the Series 2026-1 Reserve Account Required Percentage for that Subordination Step-Up Period instead of increasing the Subordination Factor, by (i) notifying the Servicer and the Indenture Trustee of the election and (ii) depositing the amount of the related increase of the Series 2026-1 Reserve Account Required Amount in the Series 2026-1 Reserve Account. However, if the Depositors fail to deposit the amount of the increase in the Series 2026-1 Reserve Account on or before the Payment Date of that Subordination Step-Up Period, the Subordination Factor will automatically increase according to the definition of Subordination Factor.

(c)          Release of Funds in Reserve Account. On the earlier to occur of (i) the payment in full of the Series 2026-1 Notes, and (ii) the Series 2026-1 Final Maturity Date, any funds remaining in the Series 2026-1 Reserve Account will be treated as Available Investor Principal Collections. The Series 2026-1 Reserve Account will, following that occurrence, be considered to have terminated under this Indenture Supplement.

ARTICLE V
THE NOTES

Section 5.1.            Additional Terms Applicable to the Notes. The Series 2026-1 Notes and the Series 2026-1 Noteholders and Note Owners will be subject to the terms applicable to the Series 2026-1 Notes in Article II of the Indenture and in this Article V.

Section 5.2.            Note Owner Representations. Each Series 2026-1 Note Owner, by its acceptance of an interest or participation in the Series 2026-1 Notes, is deemed to represent, warrant and covenant to the Issuer, the Depositors and the Indenture Trustee as follows:

(a)          ERISA Representations. Each Series 2026-1 Note Owner that is (i) an "employee benefit plan" that is subject to Title I of ERISA, (ii) a "plan" that is subject to Section 4975 of the Code, (iii) an entity that is deemed to be holding plan assets of any of the foregoing by reason of such holder's investment in the entity within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA or (iv) a plan that is subject to any Similar Law, by accepting a beneficial interest in a Series 2026-1 Note, is deemed to represent that its purchase, holding and disposition of that beneficial interest is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a violation of any Similar Law, as applicable.

(b)          Tax Treatment. It will treat the Series 2026-1 Notes for U.S. federal, State and local income and franchise tax purposes as indebtedness secured by the Trust Property.

Section 5.3.            Rule 144A Notes.

(a)          Rule 144A Notes Not Registered. The Rule 144A Notes have not been registered under the Securities Act or any State securities laws. None of the Issuer, the Depositors or the Indenture Trustee is obligated to register the Rule 144A Notes under the Securities Act or any

State securities or "blue sky" laws or to take other action not required under this Indenture Supplement, the Indenture or the Trust Agreement to permit the transfer of a Rule 144A Note without registration. The Issuer, at the direction of the Depositors or the Administrator, may elect to register, or cause the registration of, the Rule 144A Notes under the Securities Act and any applicable State securities laws. In this case, the Issuer will deliver, or cause to be delivered, to the Indenture Trustee and the Note Registrar the Opinions of Counsel, Officer's Certificates and other information necessary to effect the registration.

(b)          Restrictions on Transfer. Until the Rule 144A Notes have been registered under the Securities Act and any applicable State securities laws under Section 5.3(a), no Rule 144A Note may be sold, transferred, assigned, participated, pledged or disposed of (each, a "Rule 144A Note Transfer") except according to this Section 5.3, and an attempted Rule 144A Note Transfer in violation of this Section 5.3 will be null and void (each, a "Void Rule 144A Note Transfer"). Notwithstanding any other provision of this Indenture Supplement, no Rule 144A Note Transfer may be made by a Depositor or its Affiliates unless such Depositor delivers an Opinion of Counsel to the Indenture Trustee and the Issuer stating that the transfer will not (A) cause any other Rule 144A Note to be deemed sold or exchanged for purposes of Section 1001 of the Code, (B) cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or (C) adversely affect the treatment of any other Rule 144A Notes as debt for U.S. federal income tax purposes.

(c)          Note Legend and Transferee Representation. Each Rule 144A Note will bear the applicable legend in Exhibit A. As a condition to the registration of a Rule 144A Note Transfer, the prospective transferee of the Rule 144A Note will be deemed to represent to the Indenture Trustee, the Note Registrar and the Issuer the following:

(i)                It understands that the Rule 144A Notes have not been registered under the Securities Act or any State securities or "blue sky" laws.

(ii)               It understands that Rule 144A Note Transfers are only permitted if made in compliance with the Securities Act and other applicable laws and only to a person who the holder reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A (a "QIB").

(iii)              It (A) is a QIB, (B) is aware that the sale to it is being made under Rule 144A and if it is acquiring the Rule 144A Notes or a beneficial interest in the Rule 144A Notes for the account of another QIB, that other QIB is aware that the sale is being made under Rule 144A and (C) is acquiring the Rule 144A Notes or a beneficial interest in the Rule 144A Notes for its own account or for the account of another QIB.

(iv)              It is purchasing the Rule 144A Notes for its own account or for one or more investor accounts for which it is acting as fiduciary or agent, in each case for investment, and not with a view to offer, transfer, assign, participate, pledge or dispose of the Rule 144A Notes for a distribution that would violate the Securities Act.

(d)          Rule 144A Noteholder Agreement. By acceptance of a Rule 144A Note, the Series 2026-1 Noteholder of a Rule 144A Note agrees with and represents to the Depositors,

the Issuer and the Note Registrar that no Rule 144A Note Transfer will be made unless (i) the registration requirements of the Securities Act and applicable State securities laws have been complied with for the Rule 144A Note according to Section 5.3(a), (ii) the Rule 144A Note Transfer is to a Depositor or its Affiliates or (iii) the Rule 144A Note Transfer is exempt from the registration requirements under the Securities Act because the Rule 144A Note Transfer is in compliance with Rule 144A, to a transferee who the transferor reasonably believes is a QIB that is purchasing for its own account or for the account of a QIB and to whom notice is given that the Rule 144A Note Transfer is being made under Rule 144A.

(e)          Rule 144A Information. The Depositors will make available to the prospective transferor and transferee of a Rule 144A Note information requested to satisfy the requirements of paragraph (d)(4) of Rule 144A (the "Rule 144A Information"). The Rule 144A Information will include any of the following items requested by the prospective transferee:

(i)                the offering memorandum, if any, relating to the Rule 144A Notes and any amendments or supplements to the offering memorandum;

(ii)               the Monthly Investor Report for each Payment Date before the request;

(iii)              copies of the Series 2026-1 Transaction Documents, including any amendments; and

(iv)              any other information reasonably available to the Depositors that may be considered Rule 144A Information.

Section 5.4.            Communications by Series 2026-1 Noteholders.

(a)          Noteholder Communications with Indenture Trustee. A Series 2026-1 Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Clearing Agency and by notifying the Indenture Trustee. Any Note Owner must provide a written certification stating that the Note Owner is a beneficial owner of a Series 2026-1 Note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Series 2026-1 Note. The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Series 2026-1 Noteholder or a Note Owner, other than requests, demands or directions relating to an asset representations review demand under Section 5.5, unless the Series 2026-1 Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

(b)          Communications between Series 2026-1 Noteholders. A Series 2026-1 Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) that seeks to communicate with other Series 2026-1 Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture Supplement or the other Series 2026-1 Transaction Documents may send a request to the Issuer or the Servicer, on behalf of the Issuer, to include information regarding the communication in a Form 10-D to be filed by the Issuer with the Securities and Exchange Commission. Each request must include (i) the name of the requesting Series 2026-1 Noteholder or Note Owner, (ii) the method by which other Series 2026-1 Noteholders or Note Owners, as applicable, may contact the requesting Series 2026-1 Noteholder or Note Owner and (iii) in the case of a Note Owner, a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Series 2026-1 Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. A Series 2026-1 Noteholder or Note Owner, as applicable, that delivers a request under this Section 5.4(b) will be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Series 2026-1 Noteholders or Note Owners, as applicable, relates solely to a possible exercise of rights under this Indenture Supplement or the other Series 2026-1 Transaction Documents, and will not be used for other purposes. The Issuer will promptly deliver any request to the Servicer. On receipt of a request, the Servicer will include in the Form 10-D filed by the Issuer with the Securities and Exchange Commission for the Collection Period in which the request was received (A) a statement that the Issuer has received a request from a Series 2026-1 Noteholder or Note Owner, as applicable, that is interested in communicating with other Series 2026-1 Noteholders or Note Owners, as applicable, about a possible exercise of rights under this Indenture Supplement or the other Series 2026-1 Transaction Documents, (B) the name of the requesting Series 2026-1 Noteholder or Note Owner, (C) the date the request was received and (D) a description of the method by which the other Series 2026-1 Noteholders or Note Owners, as applicable, may contact the requesting Series 2026-1 Noteholder or Note Owner.

Section 5.5.            Series 2026-1 Noteholder Demand for Asset Representations Review. If a Status Trigger occurs, as reported on Form 10-D, a Series 2026-1 Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may make a demand on the Indenture Trustee to cause a vote of the Series 2026-1 Noteholders or Note Owners, as applicable, about whether to direct the Asset Representations Reviewer to conduct a Review of the Review Receivables under the Asset Representations Review Agreement. In the case of a Note Owner, each demand must be accompanied by a certification from that Person that it is a Note Owner, together with at least one form of documentation evidencing its ownership of a Series 2026-1 Note, including a trade confirmation, account statement, letter from a broker or dealer or similar document. If the Series 2026-1 Noteholders or Note Owners, of at least 5% of the aggregate Note Balance of the Series 2026-1 Notes demand a vote within 90 days of the filing of the Ford 10-D reporting the occurrence of the Status Trigger, the Indenture Trustee will promptly request a vote of the Series 2026-1 Noteholders or Note Owners of record as of the most recent Record Date and, in the case of Note Owners, through the Clearing Agency process. The vote will remain open until the 150th day after the filing of the Form 10-D. Assuming a voting quorum of the Series 2026-1 Noteholders or Note Owners holding at least 5% of the aggregate Note Balance of the Series 2026-1 Notes is reached, if the Series 2026-1 Noteholders or Note Owners of a majority of the Note Balance of Series 2026-1 Notes voted to direct a Review, the Indenture Trustee will promptly send a Review Notice to the Asset Representations Reviewer and the Servicer under the Asset Representations Review Agreement stating that the Series 2026-1 Noteholders or Note Owners have voted to direct the Asset Representations Reviewer to conduct the Review.

Section 5.6.            Tax Information. If (a) a member of any "expanded group" (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Issuer, or (b) a "controlled partnership" (as defined in Treasury Regulation Section 1.385-1(c)(1)) of an "expanded group" described in clause (i), acquires any Series 2026-1 Notes, and those Series 2026-1 Notes are recharacterized as stock pursuant to Section 385 of the Code, and the holder of those Series 2026-1 Notes recharacterized as stock subsequently transfers the Series 2026-1 Notes to a Person that is not described in either clause (a) or (b), then on request by that Person, the Issuer will provide or cause to be provided information reasonably requested by that Person to determine the issue date and issue price of the transferred Series 2026-1 Notes.

ARTICLE VI
SERIES 2026-1 AMORTIZATION EVENTS

Section 6.1.            Series 2026-1 Amortization Events. Any of the following events for the Series 2026-1 Notes will be an Amortization Event:

(a)          Failure to Make Required Payments; Failure to Perform. Either Depositor fails (i) to make any payment or deposit required to be made under the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five Business Days after the date the payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of that Depositor in the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement that has an Adverse Effect and continues for 60 days after the Depositor receives notice from the Indenture Trustee of the failure, requiring it to be corrected, and the failure continues to have an Adverse Effect for that 60-day period;

(b)          Representations and Warranties. Any representation or warranty made by either Depositor in the related Sale and Servicing Agreement, the Indenture or this Indenture Supplement, or any information contained in a computer file or other list required to be delivered by that Depositor under the related Sale and Servicing Agreement, proves to have been incorrect in any material respect when made or when delivered and has an Adverse Effect, which continues to be incorrect in any material respect for 60 days after the Depositor receives notice from the Indenture Trustee of the failure, requiring it to be corrected, and the failure continues to have an Adverse Effect for that 60-day period. However, a Series 2026-1 Amortization Event under this subsection (b) will be considered corrected if that Depositor has accepted reassignment of the related Receivable, or all those Receivables, if applicable, during that period according to the related Sale and Servicing Agreement;

(c)          Servicer Termination Event. A Servicer Termination Event occurs that has an Adverse Effect;

(d)          Monthly Principal Payment Rate. The average of the Monthly Principal Payment Rates for the three prior Collection Periods is less than 21%;

(e)          Required Subordinated Amount. On any Determination Date, the Available Subordinated Amount for the next Payment Date will be less than the Required Subordinated Amount after giving effect to any payments to be made on that Payment Date, and continues unremedied for five Business Days after that Payment Date;

(f)          Excess Funding Account. The amounts in the Excess Funding Account exceed 70% of the sum of the "Adjusted Invested Amounts" of all Series for three consecutive Collection Periods, after giving effect to any payments to be made on each related Payment Date; or

(g)          Acceleration of Series 2026-1 Notes. An Event of Default for Series 2026-1 occurs and the Series 2026-1 Notes are accelerated under Section 5.2 of the Indenture.

If an event described in subsections (a) through (c) above occurs and is continuing, either the Indenture Trustee or the Series 2026-1 Noteholders of a majority of the Note Balance of the Series 2026-1 Notes by notifying the Depositors and the Servicer (and to the Indenture Trustee if given by the Series 2026-1 Noteholders) may declare that an Amortization Event for the Series 2026-1 Notes (a "Series 2026-1 Amortization Event") has occurred. If an event described in subsections (d) through (g) above occurs, a Series 2026-1 Amortization Event will occur immediately without any notice or other action by the Indenture Trustee or the Series 2026-1 Noteholders.

ARTICLE VII
REDEMPTION OF NOTES; SERIES FINAL MATURITY

Section 7.1.            Redemption.

(a)          Optional Redemption. The Issuer has the option to permit the Depositors to increase the Depositor Interest by causing the Issuer to redeem the Notes in whole, but not in part, (i) on any Payment Date during the Note Redemption Period, including the Expected Final Payment Date, without any Make-Whole Payment and (ii) on any earlier Payment Date, with a Make-Whole Payment. If the Notes are to be redeemed under this Section 7.1, the Servicer or the Issuer will notify the Indenture Trustee and the Rating Agencies at least ten days before the Redemption Date. After the Servicer or the Issuer notifies the Indenture Trustee, the Indenture Trustee will promptly notify the Noteholders:

(i)                of the Redemption Date;

(ii)               of the Note Redemption Price;

(iii)              of the outstanding Note Balance of each Class of the Notes to be redeemed and that the Notes plus accrued and unpaid interest, Make-Whole Payments and Step-Up Amounts on the Notes to the Redemption Date will be paid in full;

(iv)              of the place to surrender the Notes for final payment (which will be the office or agency of the Issuer maintained under Section 3.2 of the Indenture); and

(v)               that on the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest on the Notes will become due and payable and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date.

(b)          Deposit of Note Redemption Price. If the Notes are to be redeemed under this Section 7.1, the Issuer will cause the Depositors to deposit on the Business Day before the Redemption Date (or, with satisfaction of the Rating Agency Condition, on the Redemption Date) in the Collection Account the sum of (A) the Note Redemption Price for the Notes and (B) all other amounts payable by the Issuer under this Indenture Supplement on such payment Date, and the Notes will be paid in full on the Redemption Date. For the avoidance of doubt, the Depositors may satisfy their obligation to pay the Note Redemption Price, in whole or in part, by causing the Issuer to issue one or more Series of Notes, re-open an existing Series of Notes or draw on an existing Variable Funding Note Series, on or before the Redemption Date and causing the proceeds of such issuance, re-opening or drawing to be deposited in the Collection Account.

(c)          Release of Funds. On the Redemption Date, the outstanding Note Balance of the Notes plus accrued and unpaid interest on the Notes will become due and payable and that interest on the Notes will cease to accrue from and after the Redemption Date, unless the Issuer fails to pay the Notes on the Redemption Date. On redemption, the Indenture Trustee will release to the Issuer or any other Person entitled to funds then in the Series 2026-1 Accounts under this Indenture Supplement according to Section 4.7(f).

Section 7.2.            Series Final Maturity.

(a)          Reassignment Amount; Liquidation Proceeds. If the Sold Receivables are reassigned under Section 2.3(c) or 6.1(b) of the Sale and Servicing Agreements, the Reassignment Amount will be paid to the Series 2026-1 Noteholders on the first Payment Date after the Collection Period in which the reassignment occurs. If the Collateral allocable to Series 2026-1 is liquidated under Section 5.6(c) of the Indenture, the proceeds from the liquidation will be paid to the Series 2026-1 Noteholders on the first Payment Date after the Collection Period in which the liquidation occurs. If the Indenture Trustee has received the Monthly Investor Report by the related Determination Date, the Indenture Trustee will (based on the information in the Monthly Investor Report) make payments or distributions of the Reassignment Amount or the proceeds from any liquidation of Collateral allocable to Series 2026-1 under Section 5.6(c) of the Indenture according to Section 4.2 on the related Payment Date.

(b)          Payment in Full. Notwithstanding anything to the contrary in this Indenture Supplement, the Indenture or the Sale and Servicing Agreements, (i) all amounts distributed to the Note Paying Agent under Section 7.2(a) for payment to the Series 2026-1 Noteholders will be considered paid in full to the Series 2026-1 Noteholders on the date the funds are distributed to the Note Paying Agent under this Section 7.2(b) and will be considered to be a final payment of the Series 2026-1 Notes and (ii) if the amounts available for final payment to the Series 2026-1 Noteholders and to the Noteholders of any other Series on any Payment Date are less than the amount required to be so paid, the available amounts will be allocated to each Series based on the respective amounts required to be paid to each Series on that Payment Date.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 8.1.            Ratification of Agreement. The Indenture, as supplemented by this Indenture Supplement, will continue in full force and effect and is ratified and confirmed.

Section 8.2.            GOVERNING LAW. THIS INDENTURE SUPPLEMENT AND EACH SERIES 2026-1 NOTE WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 8.3.            Counterparts. This Indenture Supplement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Intentionally Left Blank]

EXECUTED BY:

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

		By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

		By:	/s/ Jennifer Napolitano
Name: Jennifer Napolitano
Title: Vice President

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Indenture Trustee

		By:	/s/ Natalie Santoriello
Name: Natalie Santoriello
Title: As Agent

AGREED AND ACCEPTED BY:

FORD MOTOR CREDIT COMPANY LLC, as Servicer

By:	/s/ Ryan Hershberger
Name: Ryan Hershberger
Title: Assistant Treasurer

[Signature Page to Series 2026-1 Indenture Supplement]

Appendix A
to Indenture Supplement

Usage and Definitions

Ford Credit Floorplan Master Owner Trust A
Series 2026-1

Usage

The following usage rules apply to this Appendix, any document that incorporates this Appendix and any document delivered under any such document:

(a)          The term "document" includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)          Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States on the date of the document that incorporates this Appendix.

(c)          References to "Article," "Section," "Exhibit," "Schedule," "Appendix" or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)          Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)          Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)           References to "law" or "applicable law" in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)          The calculation of any amount as of the Series Cutoff Date will be determined as of the open of business on that day before the application or processing of any funds, payments and other transactions on that day. The calculation of any amount for any other day will be determined, unless otherwise stated, as of the close of business on that day after the application or processing of any funds, payments and other transactions on that day.

(h)          References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)           The terms defined in this Appendix apply to the singular and plural forms of those terms and may be used as nouns or verbs. Terms defined in the present tense may be used in the past or future tense.

(j)           The term "including" means "including without limitation."

(k)          References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)           In the computation of periods of time from one date to or through a later date, the word "from" means "from and including," the word "to" means "to but excluding," and the word "through" means "to and including."

(m)         Except where "not less than zero" or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)          References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year.

(o)          No Person will be deemed to have "knowledge" of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has actual knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Transaction Document.

Definitions

"Accrued Note Interest" means, for a Class and a Payment Date, the sum of the Note Monthly Interest and the Note Interest Shortfall for that Class.

"Accrued Step-Up Amounts" means, for a Class and a Payment Date after the Expected Final Payment Date, the sum of the Step-Up Amounts and the Step-Up Shortfall.

"Adjusted Invested Amount" means, as of a date, (a) the Invested Amount, minus (b) during the Required Amortization Period or an Early Amortization Period for Series 2026-1, the amount of any Principal Collections in the Collection Account allocable to Series 2026-1, minus (c) the amount in the Series 2026-1 Principal Funding Account (excluding any net investment earnings), each as of that date.

"Asset Representations Review Agreement" means the Asset Representations Review Agreement, dated as of February 1, 2016, among the Issuer, the Servicer and the Asset Representations Reviewer.

"Asset Representations Reviewer" means Clayton Fixed Income Services LLC, a Delaware limited liability company.

"Available Investor Interest Collections" means, for a Payment Date, an amount equal to the sum of (a) the Investor Interest Collections for the related Collection Period, plus (b) any net investment earnings on amounts in the Series 2026-1 Accounts for the related Collection Period, plus (c) the Monthly Depositor Servicing Fee for that Payment Date, plus (d) any Available Investor Principal Collections treated as Available Investor Interest Collections pursuant to Section 4.2(c)(iv) of the Indenture Supplement, plus (e) if the Payment Date is the Redemption Date, the portion of the Note Redemption Price in excess of the Note Balance as of such Redemption Date.

"Available Investor Principal Collections" means, for a Payment Date, an amount equal to the excess of (a) the sum of (i) the Investor Principal Collections for the related Collection Period, plus (ii) any Available Investor Interest Collections, Series 2026-1 Reserve Account Available Amounts, Excess Interest Collections from other Series in Excess Interest Sharing Group One and Available Depositor Collections that, under Sections 4.2(a) and (b) of the Indenture Supplement, are to be treated as Available Investor Principal Collections for that Payment Date, plus (iii) the Series 2026-1 Excess Funding Amount, plus (iv) any Shared Principal Collections for other Series in Principal Sharing Group One (including any amounts in the Excess Funding Account that are made available to Series 2026-1 under the Indenture as Shared Principal Collections), plus (v) on the termination of the Series 2026-1 Reserve Account under Section 4.9(c) of the Indenture Supplement, all remaining amounts in the Series 2026-1 Reserve Account (excluding any net investment earnings and after giving effect to Section 4.2(b)(iii)) of the Indenture Supplement, plus (vi) if the Payment Date is the Redemption Date, the portion of the Note Redemption Price equal to the Note Balance as of such Redemption Date, over (b) any Reallocated Principal Collections for that Payment Date.

"Available Subordinated Amount" means (a) for the first Determination Date after the Closing Date, an amount equal to the Required Subordinated Amount for the first Determination Date and (b) for any later Determination Date, an amount equal to the lesser of (i) the Required Subordinated Amount for that Determination Date and (ii) an amount equal to:

(A)	the Available Subordinated Amount for the prior Determination Date; minus

(B)	the amount of any Available Depositor Principal Collections used to cover shortfalls on the related Payment Date under Section 4.2(b)(ii) of the Indenture Supplement; minus

(C)	the amount of the Investor Charge Offs and Reallocated Principal Collections for the related Payment Date applied to reduce the Available Subordinated Amount under Sections 4.3 and 4.4 of the Indenture Supplement; plus

(D)	the amount of any Available Investor Interest Collections paid under Section 4.2(a)(xii) of the Indenture Supplement to the Depositor Interest Account for distribution to the holders of the Depositor Interest; minus

(E)	the Incremental Subordinated Amount for the prior Determination Date; plus

(F)	the Incremental Subordinated Amount for that Determination Date; minus

(G)	the Subordinated Percentage of the increase in the Series 2026-1 Excess Funding Amount since the prior Payment Date to the next Payment Date; plus

(H)	the Subordinated Percentage of the decrease in the Series 2026-1 Excess Funding Amount since the prior Payment Date to the next Payment Date; plus

(I)	an amount equal to the increase, if any, in the Required Subordinated Amount as a result of a change in the Subordination Factor since the prior Determination Date, minus

(J)	an amount equal to the decrease, if any, in the Required Subordinated Amount as a result of a change in the Subordination Factor since the prior Determination Date, plus

(K)	any increases in the Available Subordinated Amount elected by the Depositors; provided, that the cumulative amount of the increases may not exceed 3.5% of the initial Note Balance of the Series 2026-1 Notes.

"Back-up Servicing Fee Rate" means 0.0065% per annum or a lesser percentage as may be stated by the Back-up Servicer, if any, in an Officer's Certificate delivered to the Indenture Trustee. If no Back-up Servicing Agreement is in effect, all references to the Back-up Servicing Fee Rate in this Indenture Supplement will be considered to be deleted from this Indenture Supplement and have no further effect.

"Class" means the Class A, Class B, Class C and Class D Notes, as applicable.

"Class A Notes" means the $1,000,000,000 Series 2026-1 Class A 4.42% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A.

"Class B Invested Amount" means, as of a date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class B Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class B Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class B Invested Amount under Section 4.3 of the Indenture Supplement before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class B Invested Amount under Section 4.4 of the Indenture Supplement before that date.

"Class B Notes" means the $59,211,000 Series 2026-1 Class B 4.61% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A.

"Class C Invested Amount" means, as of a date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class C Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class C Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class C Invested Amount under Section 4.3 of the Indenture Supplement before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class C Invested Amount under Section 4.4 of the Indenture Supplement before that date.

"Class C Notes" means the $52,632,000 Series 2026-1 Class C 4.81% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A.

"Class D Invested Amount" means, as of a date, an amount (not less than zero) equal to (a) the initial Note Balance of the Class D Notes, minus (b) the aggregate amount of any principal payments made to the Noteholders of the Class D Notes before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Class D Invested Amount under Section 4.3 of the Indenture Supplement before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Class D Invested Amount under Section 4.4 of the Indenture Supplement before that date.

"Class D Notes" means the $39,474,000 Series 2026-1 Class D 5.25% Asset Backed Notes issued by the Issuer, substantially in the form of Exhibit A.

"Closing Date" means May 18, 2026.

"Dealer Overconcentration" means, for a Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables originated in all Accounts of a Dealer or a group of affiliated Dealers on the last day of the related Collection Period, over (b)(i) in the case of Dealers affiliated with AutoNation, Inc., 5%, (ii) in the case of Dealers affiliated with Lithia Motors, Inc., 3%, and (iii) for all other Dealers or groups of affiliated Dealers, 2%, in each case, of the Pool Balance on the last day of that Collection Period (or, in any case, a higher percentage if the Rating Agency Condition has been satisfied).

"Defaulted Amount" means, for a Determination Date, an amount (not less than zero) equal to (a) the principal amount of all Receivables that became Defaulted Receivables during the related Collection Period, minus (b) the amount of the Defaulted Receivables that are reassigned to the Depositors according to the Sale and Servicing Agreements (except that if an Insolvency Event of a Depositor occurs, the amount of the Defaulted Receivables that are reassigned to that Depositor will be zero), minus (c) the amount of the Defaulted Receivables that are assigned to the Servicer according to the Sale and Servicing Agreements (which will be zero if an Insolvency Event of the Servicer occurs).

"Development Dealer Overconcentration" means, for a Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables that are Development Dealer Receivables on the last day of the related Collection Period, over (b) 4% of the Pool Balance on the last day of that Collection Period (or, a higher percentage if the Rating Agency Condition has been satisfied).

"Distribution Compliance Period" means the period from the Closing Date to the 40th day after the Closing Date.

"Early Amortization Period" means the period starting on the day on which a Series 2026-1 Amortization Event occurs (or, if the Servicer is not required to make daily deposits of Collections in the Collection Account under Section 8.4(b) of the Indenture, starting on the first day of the Collection Period in which the Series 2026-1 Amortization Event occurs) and ending on the earlier to occur of (a) the end of the Collection Period before the Payment Date on which the Note Balance of the Series 2026-1 Notes will be paid in full and (b) the Series 2026-1 Final Maturity Date.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"Excess Funding Period" means the period (i) beginning on any Payment Date for which the amount in the Excess Funding Account exceeds 30% of the sum of the "Adjusted Invested Amounts" of all Series for the related Collection Period, after giving effect to any payments to be made on each related Payment Date and (ii) ending on any Payment Date for which the amount in the Excess Funding Account is equal to or less than 30% of the sum of the "Adjusted Invested Amounts" of all Series, after giving effect to any payments to be made on each related Payment Date.

"Excess Interest Collections" means, for a Payment Date, an amount equal to the excess, if any, of (a) the Available Investor Interest Collections for that Payment Date, over (b) the amount required to be paid, without duplication, under Sections 4.2(a)(i) through (xv) of the Indenture Supplement on that Payment Date.

"Expected Final Payment Date" means the May 2029 Payment Date.

"Fixed Investor Percentage" means, for a Deposit Date or Collection Period (or portion of a Collection Period occurring after the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction with (a) a numerator equal to the Invested Amount on the last day of the Revolving Period and (b) a denominator equal to the greater of (i) the Adjusted Pool Balance on the last day of the prior Collection Period and (ii) the sum of the numerators used to calculate the applicable "Investor Percentages" for allocating Principal Collections to all Series for that Collection Period, except that, for any Deposit Date or Collection Period occurring after the Collection Period on the last day of which the Adjusted Invested Amount is zero, the Fixed Investor Percentage will be zero.

"Fleet Overconcentration" means, for a Determination Date, the excess, if any, of (a) the aggregate principal amount of the Receivables that are Fleet Receivables on the last day of the related Collection Period, over (b) 15% of the Pool Balance on the last day of that Collection Period (or a higher percentage if the Rating Agency Condition has been satisfied).

"Floating Investor Percentage" means, for a Deposit Date or Collection Period (or portion of a Collection Period occurring before the end of the Revolving Period), the percentage equivalent (not to exceed 100%) of a fraction with (a) a numerator equal to the Adjusted Invested Amount on the last day of the prior Collection Period (or for the first Collection Period, the initial Note Balance of the Series 2026-1 Notes) and (b) a denominator equal to the Adjusted Pool Balance on the last day of the prior Collection Period (or for the first Collection Period, the Adjusted Pool Balance as of the Series Cutoff Date).

"Incremental Subordinated Amount" means, for a Determination Date, the product of:

(a)	a fraction with (i) a numerator equal to an amount (not less than zero) equal to (A) the Adjusted Invested Amount as of the related Payment Date, plus (B) the product of the initial Note Balance of the Series 2026-1 Notes times the excess of the Required Pool Percentage over 100%, plus (C) the Required Subordinated Amount on that Determination Date (excluding the Supplemental Subordinated Percentage, if any, from the Subordinated Percentage, and without giving effect to the Incremental Subordinated Amount), minus (D) the Series 2026-1 Excess

Funding Amount as of that Determination Date and (ii) a denominator equal to the Pool Balance on that Determination Date; times

(b)	the Non-Conforming Receivable Amount on that Determination Date.

"Indenture Supplement" means, for Series 2026-1, the Series 2026-1 Indenture Supplement, dated as of May 1, 2026, between the Issuer and the Indenture Trustee.

"Initial Invested Amount" means, for the Series 2026-1 Notes and for a date, $1,151,317,000.00. However, the Initial Invested Amount will be reduced by the initial Note Balance of any Series 2026-1 Notes that are no longer Outstanding on the day before the start of the Early Amortization Period.

"Interest Collections Shortfall" means, for a Payment Date, an amount equal to the excess, if any, of (a) the amount required to be paid, without duplication, under Sections 4.2(a)(i) through (xv) of the Indenture Supplement on that Payment Date, over (b) the Available Investor Interest Collections for that Payment Date.

"Interest Period" means, for a Payment Date for each Class of Notes, from the 15th day of the month before the Payment Date to the 15th day of the month in which the Payment Date occurs (or from the Closing Date to June 15, 2026 for the first Payment Date).

"Invested Amount" means, as of a date, an amount equal to (a) the initial Note Balance of the Series 2026-1 Notes, minus (b) the aggregate amount of any principal payments made to the Series 2026-1 Noteholders before that date, minus (c) the cumulative amount of unreimbursed Investor Charge-Offs applied to reduce the Invested Amount under Section 4.3 of the Indenture Supplement before that date, minus (d) the cumulative amount of unreimbursed Reallocated Principal Collections applied to reduce the Invested Amount under Section 4.4 of the Indenture Supplement before that date.

"Investor Charge-Off" means, for a Payment Date, the excess, if any, of the amount of the unfunded Investor Default Amount for that Payment Date over the amount of the Investor Default Amount applied to reduce the Available Subordinated Amount under Section 4.3 of the Indenture Supplement for that Payment Date.

"Investor Default Amount" means, for a Payment Date, an amount equal to the product of (a) the Floating Investor Percentage for the related Collection Period, times (b) the Defaulted Amount for that Collection Period.

"Investor Interest Collections" means, for a Deposit Date or Collection Period, an amount equal to the sum of (a) the product of (i) the Floating Investor Percentage for the related Collection Period, times (ii) the Interest Collections for that Deposit Date or Collection Period, as applicable, plus, (b) the Yield Supplement Interest Collections for that Deposit Date or Collection Period.

"Investor Percentage" means, for a Collection Period (a) for Interest Collections and Defaulted Amounts at any time and Principal Collections during the Revolving Period, the

Floating Investor Percentage and (b) for Principal Collections during the Required Amortization Period or the Early Amortization Period, the Fixed Investor Percentage.

"Investor Principal Collections" means, for a Deposit Date or Collection Period, an amount equal to the product of (a) the Investor Percentage for the related Collection Period, times (b) the Principal Collections for that Deposit Date or Collection Period, as applicable.

"Make-Whole Payment" means, for any payment of the Note Balance of a Class made on a Payment Date before the start of the Note Redemption Period as a result of the occurrence of a Redemption Date, an amount (not less than zero) equal to, for each Class of Notes, the excess of (1) the present value of (i) the amount of all future interest payments that would otherwise accrue on the Note Balance of that Class at the Note Interest Rate for that Class on such Payment Date until the start of the Note Redemption Period and (ii) the principal payment, discounted from the Payment Date on which such payment would have been made to such Payment Date monthly on a 30/360 basis at the sum of (i) (A) for the Class A Notes, 0.15%, and (B) for the Class B, Class C and Class D Notes, 0.25% plus (ii) the higher of (A) zero and (B) the current maturity matched U.S. Treasury rate over (2) the principal payment.

"Manufacturer Overconcentration" means, for a Determination Date, the sum of:

(a)	the excess, if any, of (i) the aggregate principal amount of Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term unsecured rating of "A-" or better by Standard & Poor's and Fitch (if rated by Fitch), and "A3" or better by Moody's (if rated by Moody's) on the last day of the related Collection Period, over (ii) 10% of the Pool Balance on the last day of that Collection Period (or a higher percentage if the Rating Agency Condition has been satisfied); plus

(b)	the excess, if any, of (i) the aggregate principal amount of Receivables that relate to a particular Manufacturer (other than Ford or one of its associated Manufacturers) with a long-term unsecured rating of "BBB+" or lower by Standard & Poor's or unrated by Standard & Poor's, or "BBB+" or lower by Fitch (if rated by Fitch), or "Baa1" or lower by Moody's (if rated by Moody's) on the last day of the related Collection Period, over (ii) 2% of the Pool Balance on the last day of that Collection Period (or a higher percentage if the Rating Agency Condition has been satisfied).

"Medium and Heavy Truck Overconcentration" means, for a Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables that are Medium and Heavy Truck Receivables on the last day of the related Collection Period, over (b) 5% of the Pool Balance on the last day of that Collection Period (or a higher percentage if the Rating Agency Condition has been satisfied).

"Monthly Back-up Servicing Fee" means, for any Payment Date, an amount equal to one-twelfth of the product of (a) the Back-up Servicing Fee Rate, times (b) the percentage equivalent of a fraction with a numerator equal to the Floating Investor Percentage for the related Collection Period and a denominator equal to the sum of the "Floating Investor Percentages" for all Series

for that Collection Period, times (c) the aggregate principal amount of Receivables on the last day of the prior Collection Period. If no Back-up Servicing Agreement is in effect, all references to the Monthly Back-up Servicing Fee in this Indenture Supplement will be considered to be deleted from this Indenture Supplement and have no further effect.

"Monthly Depositor Servicing Fee" means, for a Payment Date, an amount equal to one-twelfth of the product of (a) the product of (i) the sum of the Servicing Fee Rate and the Back-up Servicing Fee Rate, times (ii) 100% minus the sum of the "Floating Investor Percentages" for all Series for the related Collection Period, times (iii) the aggregate principal amount of Receivables on the last day of the prior Collection Period, times (b) the percentage equivalent of a fraction, the numerator of which is the Floating Investor Percentage for the related Collection Period and the denominator of which is the sum of the "Floating Investor Percentages" for all Series for that Collection Period.

"Monthly Investor Report" has the meaning stated in Section 3.1(a) of the Indenture Supplement.

"Monthly Principal Amount" means, for each Payment Date, starting with the Payment Date in the month following the month in which the Required Amortization Period or the Early Amortization Period starts, the Adjusted Invested Amount on that Payment Date.

"Monthly Principal Payment Rate" means, for a Collection Period, the percentage equivalent of a fraction with (a) a numerator equal to the Principal Collections for that Collection Period and (b) a denominator equal to the Pool Balance on the first day of that Collection Period.

"Monthly Servicing Fee" means, for a Payment Date, an amount equal to one-twelfth of the product of (a) the Servicing Fee Rate, times (b) the percentage equivalent of a fraction with a numerator equal to the Floating Investor Percentage for the related Collection Period and a denominator equal to the sum of the "Floating Investor Percentages" for all Series for that Collection Period, times (c) the aggregate principal amount of Receivables on the last day of the prior Collection Period, or for the first Collection Period, the aggregate principal amount of Receivables on the Series Cutoff Date.

"Non-Conforming Receivable Amount" means, for a Determination Date, the excess, if any, of:

(a)	the sum, without duplication, of (i) the principal amount of Receivables that are Ineligible Receivables for that Determination Date, plus (ii) the aggregate amount of Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet Overconcentrations, Manufacturer Overconcentrations, Medium and Heavy Truck Overconcentrations and Used Vehicle Overconcentrations for that Determination Date; over

(b)	the sum, without duplication, of (i) the principal amount of Receivables that are Ineligible Receivables that became Defaulted Receivables during the period from the prior Determination Date to the current Determination Date, plus (ii) the aggregate principal amount of Receivables contributing to Dealer Overconcentrations, Development Dealer Overconcentrations, Fleet

Overconcentrations, Manufacturer Overconcentrations, Medium and Heavy Truck Overconcentrations and Used Vehicle Overconcentrations that, in each case, became Defaulted Receivables during the period from the prior Determination Date (or, in the case of the first Determination Date, the Series Cutoff Date) to the current Determination Date.

"Note Interest Rate" means, for each Class, the interest rate per annum stated in Section 2.2(b) of the Indenture Supplement.

"Note Interest Shortfall" means, for a Class and a Payment Date, an amount equal to the excess, if any, of the Accrued Note Interest for the prior Payment Date for the Class over the amount of interest that was paid to the Noteholders of that Class on the prior Payment Date, together with interest on the excess amount, to the extent lawful, at the Note Interest Rate for the Class for that Interest Period.

"Note Monthly Interest" means, for a Class and a Payment Date, the aggregate amount of interest accrued on the Note Balance of that Class at the Note Interest Rate for that Class for the related Interest Period.

"Note Redemption Period" means the period beginning with the second Payment Date before the Expected Final Payment Date.

"Note Redemption Price" means, for the Redemption Date, an amount equal to the sum of:

(a)	the Note Balance as of the Redemption Date; plus

(b)	the Accrued Note Interest payable on the Redemption Date; plus

(c)	the Accrued Step-Up Amounts payable on the Redemption Date; plus

(d)	any accrued but unpaid Make-Whole Payments payable on the Redemption Date.

"Principal Sharing Group One" means Series 2026-1 and each other Series stated in the related Indenture Supplement to be included in Principal Sharing Group One.

"Principal Shortfall" means, for Series 2026-1 and a Payment Date, an amount equal to (a) for any Payment Date in the Revolving Period, zero, and (b) for any Payment Date for the Required Amortization Period or Early Amortization Period, the excess, if any, of the Monthly Principal Amount for that Payment Date, over the amount of Available Investor Principal Collections for that Payment Date (excluding any Available Investor Principal Collections attributable to Shared Principal Collections).

"QIB" has the meaning stated in Section 5.3(c)(ii) of the Indenture Supplement.

"Rating Agency" means each of Fitch and Moody’s.

"Rating Agency Condition" means, for an action or request and a Rating Agency, the satisfaction of either of the following conditions, according to the then-current policies of the Rating Agency for that action or request:

(a)	the Rating Agency has notified the Depositors the Servicer, the Issuer and the Indenture Trustee in writing that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of the Series 2026-1 Notes; or

(b)	the Issuer has given ten Business Days' prior notice to the Rating Agency and the Rating Agency has not notified the Depositors, the Servicer, the Issuer and the Indenture Trustee before the end of the ten-day period that the action will result in a downgrade or withdrawal of its then current rating on any of the Series 2026-1 Notes.

"Reallocated Principal Collections" means, for a Payment Date, the amount of Investor Principal Collections applied according to Section 4.4 of the Indenture Supplement in an amount not to exceed:

(a)	for the Class A Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class B Invested Amount plus (iii) the Class C Invested Amount plus (iv) the Class D Invested Amount, in each case, for that Payment Date;

(b)	for the Class B Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class C Invested Amount plus (iii) the Class D Invested Amount, in each case, for that Payment Date;

(c)	for the Class C Notes, the sum of (i) the Available Subordinated Amount plus (ii) the Class D Invested Amount, in each case, for that Payment Date; and

(d)	for the Class D Notes, the Available Subordinated Amount for that Payment Date.

"Reassignment Amount" means, for a Payment Date, the sum of (a) the Note Balance of the Series 2026-1 Notes on that Payment Date, plus (b) the Accrued Note Interest for each Class for that Payment Date, plus (c) any other amounts due and payable by the Issuer on that Payment Date for Series 2026-1, in each case, after giving effect to any payments to be made on that Payment Date.

"Record Date" means, for a Payment Date and a Book-Entry Note, the close of business on the day before the Payment Date and, for a Payment Date and a Definitive Note, the last day of the month before the month in which the Payment Date occurs.

"Redemption Date" means the Payment Date stated by the Servicer for a redemption of the Notes under Section 7.1 of the Indenture Supplement.

"Required Amortization Period" means, unless an Early Amortization Period has started before that period, the period starting on the Expected Final Payment Date and ending on the earliest to occur of (a) the day before the start of the Early Amortization Period, (b) the end of the Collection Period before the Payment Date on which the Note Balance of the Series 2026-1 Notes will be paid in full and (c) the Series 2026-1 Final Maturity Date.

"Required Pool Percentage" means 100%.

"Required Subordinated Amount" means, as of a date, the sum of:

(a)	the greater of (i) zero and (ii) the product of (A) the Subordinated Percentage, times (B) the excess of the initial Note Balance of the Series 2026-1 Notes over the Series 2026-1 Excess Funding Amount on that date; plus

(b)	the Incremental Subordinated Amount for that date.

"Review Demand Date" means, for a Review, the date when the Indenture Trustee determines that each of (a) the Status Trigger has occurred and (b) the required percentage of the Series 2026-1 Noteholders has voted to direct a Review under Section 5.5 of the Indenture Supplement.

"Review Notice" means the notice from the Indenture Trustee to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform a Review.

"Review Receivable" means, for a Review, each Receivable in an Account that has been designated as "status" by the Servicer as of the last day of the Collection Period before the Review Demand Date stated in the Review Notice.

"Revolving Period" means the period starting on the Closing Date and ending on the earlier of the day before the date the Required Amortization Period or the Early Amortization Period starts.

"Rule 144A" means Rule 144A under the Securities Act.

"Rule 144A Information" has the meaning stated in Section 5.3(e) of the Indenture Supplement.

"Rule 144A Note Transfer" has the meaning stated in Section 5.3(b) of the Indenture Supplement.

"Rule 144A Notes" means the Class C and Class D Notes.

"Secured Parties" means the Series 2026-1 Noteholders.

"Series 2026-1" means the Series of Notes, the Principal Terms of which are stated in this Indenture Supplement.

"Series 2026-1 Account Control Agreement" means the Series 2026-1 Account Control Agreement, dated as of May 1, 2026, among the Issuer, as grantor, the Indenture Trustee, as secured party, and The Bank of New York Mellon, in its capacity as both a "securities intermediary" as defined in Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC.

"Series 2026-1 Accounts" means the Series 2026-1 Principal Funding Account and the Series 2026-1 Reserve Account, which will be the "Series Accounts" for Series 2026-1 for purposes of the Indenture.

"Series 2026-1 Amortization Event" has the meaning stated in Section 6.1 of the Indenture Supplement.

"Series 2026-1 Collateral" means (a) all Trust Property allocated to Series 2026-1, including all Collections on the Receivables allocated to Series 2026-1, (b) all "security entitlements" (as defined in Section 8-102 of the UCC) relating to the Series 2026-1 Accounts and the property deposited in or credited to any of the Series 2026-1 Accounts, (c) all present and future claims, demands, causes in action and choses in action relating to the property described above and (d) all payments on or under and all proceeds of the property described above.

"Series 2026-1 Excess Funding Amount" means, as of a date, the product of (a) the amount in the Excess Funding Account (excluding any net investment earnings) on that date, times (b) a fraction with (i) a numerator equal to the Adjusted Invested Amount as of that date and (ii) a denominator equal to the sum of the "Adjusted Invested Amounts" of all Series.

"Series 2026-1 Final Maturity Date" means the May 2031 Payment Date.

"Series 2026-1 Noteholders" means the Noteholders of the Series 2026-1 Notes.

"Series 2026-1 Notes" has the meaning stated in Section 2.1(a) of the Indenture Supplement.

"Series 2026-1 Principal Funding Account" means the account stated under Section 4.7(a) of the Indenture Supplement.

"Series 2026-1 Reserve Account" means the account stated under Section 4.7(a) of the Indenture Supplement.

"Series 2026-1 Reserve Account Available Amount" means, for a Payment Date, the lesser of (a) the amount in the Series 2026-1 Reserve Account on that date (excluding any net investment earnings and before giving effect to any deposit or withdrawal on that Payment Date) and (b) the Series 2026-1 Reserve Account Required Amount for that Payment Date.

"Series 2026-1 Reserve Account Deposit Amount" means, for a Payment Date, the excess, if any, of (a) the Series 2026-1 Reserve Account Required Amount for that Payment Date, over (b) the Series 2026-1 Reserve Account Available Amount for that Payment Date.

"Series 2026-1 Reserve Account Required Amount" means, for a Payment Date, an amount equal to the product of (a) the Series 2026-1 Reserve Account Required Percentage, times (b) the Initial Invested Amount, except that the Reserve Account Required Amount for the Closing Date is $5,756,585.00.

"Series 2026-1 Reserve Account Required Percentage" means, (a) for a Payment Date not described in clauses (b) or (c), 0.5%, (b) for a Payment Date during a Subordination Step-Up Period for which the Depositors have elected to increase the Series 2026-1 Reserve Account Required Percentage according to Section 4.9(b) of the Indenture Supplement, 0.5% plus the Step-Up Percentage or (c) for a Payment Date in the Early Amortization Period on which the Depositors have not elected to increase the Series 2026-1 Reserve Account Required Percentage under clause (b), 4.5%. The Depositors may reduce any of these percentages if the Rating Agency Condition is satisfied.

"Series 2026-1 Transaction Documents" means the Indenture Supplement, the Series 2026-1 Account Control Agreement, the Asset Representations Review Agreement and the other Transaction Documents.

"Series Cutoff Date" means the close of business on April 30, 2026.

"Servicing Fee Rate" means 1% per annum.

"Shared Principal Collections" means, for Series 2026-1 and a Payment Date, an amount equal to the excess, if any, of (a) the Available Investor Principal Collections for that Payment Date (without giving effect to clause (a)(iv) of the definition of "Available Investor Principal Collections"), over (b) the amount required to be deposited or distributed, without duplication, under Section 4.2(c)(i) of the Indenture Supplement on that Payment Date.

"Similar Law" means any federal, State, local or non-U.S. law or regulation substantially similar to Title I of ERISA or Section 4975 of the Code.

"Sponsor" means Ford Credit.

"Status Trigger" means, for a Collection Period, that the aggregate principal amount of Receivables in Accounts that have been designated as "status" by the Servicer exceeds 11.1% of the Pool Balance, in each case, as of the last day of the Collection Period.

"Step-Up Amounts" means, for a Class and a Payment Date following the Expected Final Payment Date, the aggregate amount accrued on the Note Balance of each Class of the Notes at the Step-Up Rate for that Interest Period.

"Step-Up Percentage" means the excess of the Subordinated Percentage calculated using a Subordination Factor of 16.50% over the Subordinated Percentage calculated using a Subordination Factor of 12.50%.

"Step-Up Rate" means, for each Class of Notes a rate equal to the Note Interest Rate for that Class minus 0.01%.

"Step-Up Shortfall" means, for a Class and a Payment Date after the Expected Final Payment Date:

(a)	any Step-Up Amounts for a Class for the prior Payment Date; plus

(b)	any Step-Up Shortfall for a Class for the prior Payment Date; minus

(c)	the amount of the Accrued Step-Up Amounts paid to the Noteholders on the prior Payment Date.

"Subordinated Percentage" means the sum of (a) the percentage equivalent of a fraction with (i) a numerator equal to the Subordination Factor and (ii) a denominator equal to the excess of 100%, over the Subordination Factor, plus (b) the Supplemental Subordinated Percentage, if any, established by the Issuer at the direction of the Depositors according to Section 2.5 of the Indenture Supplement.

"Subordination Factor" means, for the Series 2026-1 Notes, (a) for a Determination Date not stated in clause (b), 12.50% or (b) for a Determination Date during a Subordination Step-Up Period, unless the Depositors have elected to increase the Series 2026-1 Reserve Account Required Percentage according to Section 4.9(b) of the Indenture Supplement, 16.50%.

"Subordination Step-Up Period" means any period starting on the Determination Date for which the average of the Monthly Principal Payment Rates for the three prior Collection Periods is less than 25% and ending on the Determination Date for which the average of the Monthly Principal Payment Rates for the three prior Collection Periods is equal to or greater than 25%.

"Supplemental Subordinated Percentage" has the meaning stated in Section 2.5 of the Indenture Supplement.

"Underwriting Agreement" means the Underwriting Agreement, dated as of May 5, 2026, among the Depositors, Ford Credit and J.P. Morgan Securities LLC, BNP Paribas Securities Corp., SG Americas Securities, LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, acting on behalf of themselves and as representatives of the several Underwriters (as defined in the Underwriting Agreement).

"Used Vehicle Overconcentration" means, for a Determination Date, the excess, if any, of (a) the aggregate principal amount of Receivables on credit lines that are designated by the Servicer for purchases of Used Vehicles on the last day of the related Collection Period, over (b) 20% of the Pool Balance on the last day of that Collection Period (or a higher percentage if the Rating Agency Condition has been satisfied).

"Void Rule 144A Note Transfer" has the meaning stated in Section 5.3(b) of the Indenture Supplement.

"Yield Supplement Interest Collections" means, for any Collection Period for which the Supplemental Subordinated Percentage is greater than zero, the lesser of (a) the product of Available Depositor Principal Collections, times, the Floating Investor Percentage and (b) the product of the Supplemental Subordinated Percentage, times, the excess of (i) the initial Note Balance of the Series 2026-1 Notes over (ii) the Series 2026-1 Excess Funding Amount on that date, in each case, for that Collection Period.

Exhibit A

Form of Notes

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN ANOTHER NAME REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND PAYMENT IS MADE TO CEDE & CO. OR TO ANOTHER ENTITY REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER OF THIS NOTE, CEDE & CO., HAS AN INTEREST IN THIS NOTE.

[Rule 144A Notes Only: THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER OF THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE), BY PURCHASING THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE), AGREES FOR THE BENEFIT OF THE TRUST AND THE DEPOSITORS THAT THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE) MAY BE SOLD, TRANSFERRED, ASSIGNED, PARTICIPATED, PLEDGED OR DISPOSED OF ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, AND ONLY (I) UNDER RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE UNDER RULE 144A, (II) TO THE DEPOSITOR OR ITS AFFILIATES, IN EACH CASE, ACCORDING TO ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SECURITIES AND BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.]

EACH HOLDER OF THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE) THAT IS (I) AN "EMPLOYEE BENEFIT PLAN" THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) A "PLAN" THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) AN ENTITY THAT IS DEEMED TO BE HOLDING PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF SUCH HOLDER'S INVESTMENT IN THE ENTITY WITHIN THE MEANING OF 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA OR (IV) A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A "SIMILAR LAW"), BY ACCEPTING THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS PURCHASE, HOLDING AND DISPOSITION OF THIS NOTE (OR A BENEFICIAL INTEREST IN THIS NOTE) IS NOT AND WILL NOT RESULT IN A NON-EXEMPT

PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW, AS APPLICABLE.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS STATED IN THIS NOTE. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE OF THIS NOTE.

Registered	$______________[1]
No. [A/B/C/D]-__	CUSIP No. [_____________]
ISIN No. [_____________]

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
SERIES 2026-1 ASSET BACKED NOTES, CLASS [A/B/C/D]

Ford Credit Floorplan Master Owner Trust A (the "Trust" or the "Issuer"), a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement, dated as of August 1, 2001, as amended and restated as of December 1, 2010, for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of _______________________ Dollars, or a greater or lesser amount as determined according to the Indenture and the Indenture Supplement (each as defined on the reverse of this Class [A/B/C/D] Note), on the earlier of (i) the Redemption Date under Section 7.1 of the Indenture Supplement and (ii) the May 2031 Payment Date (the "Series 2026-1 Final Maturity Date"), except as otherwise stated below or in the Indenture or the Indenture Supplement. Starting on [DATE], 2026 and on each following Payment Date until the principal amount of this Class [A/B/C/D] Note is paid in full, the Issuer will pay interest on the unpaid principal amount of this Class [A/B/C/D] Note at an annual rate equal to [__]% (the "Class [A/B/C/D] Note Interest Rate"), as determined under the Indenture Supplement. The Issuer will also pay Step-Up Amounts on this Class [A/B/C/D] Note at the Step-Up Rate on the principal amount of this Class [A/B/C/D] Note on each Payment Date following the Expected Final Payment Date. Interest and Step-Up Amounts on this Class [A/B/C/D] Note will start accruing from May 18, 2026 (the "Closing Date") and will be payable in arrears on each Payment Date, calculated on the basis of a 360-day year consisting of twelve 30 day months. The principal of this Class [A/B/C/D] Note will be paid in the manner stated on the reverse of this Class [A/B/C/D] Note.

The principal of and interest, Make-Whole Payments and Step-Up Amounts on this Class [A/B/C/D] Note are payable in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the terms of this Class [A/B/C/D] Note stated on the reverse of this Class [A/B/C/D] Note, which will have the same effect as though fully stated on the face of this Class [A/B/C/D] Note.

Unless the certificate of authentication on this Class [A/B/C/D] Note has been executed by or on behalf of the Indenture Trustee, by manual signature, this Class [A/B/C/D] Note will not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse of this Class [A/B/C/D] Note, or be valid for any purpose.

1              For the Series 2026 - 2 Notes, except for the Rule 144A Notes, denominations of $1,000 and integral multiples of $1,000. For the Rule 144A Notes, denominations of $100,000 and integral multiples of $1,000.

The Issuer has caused this Class [A/B/C/D] Note to be duly executed.

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A, as Issuer

	By:	_______________________________________________________,
not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:
Dated: ________, _____

Indenture Trustee's Certificate of Authentication

This is one of the Class [A/B/C/D] Notes stated in the within-mentioned Indenture.

,
not in its individual capacity, but solely as Indenture Trustee

By:
Responsible Person

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
SERIES 2026-1 ASSET BACKED NOTES, CLASS [A/B/C/D]

Summary of Terms and Conditions

This Class [A/B/C/D] Note is one of a duly authorized issue of Notes of the Issuer, designated as the Series 2026-1 Asset Backed Notes (the "Notes"), issued under the Second Amended and Restated Indenture, dated as of August 1, 2001, as amended and restated as of December 1, 2010 (as amended and supplemented, the "Indenture"), between the Issuer and The Bank of New York Mellon, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2026-1 Indenture Supplement, dated as of May 1, 2026 (the "Indenture Supplement" and, together with the Indenture, the "Series Agreement"), and representing the right to receive certain payments from the Issuer. The Notes are subject to all of the terms of the Series Agreement. All terms used in this Class [A/B/C/D] Note that are defined in the Series Agreement have the meanings stated in the Series Agreement. In the event of any conflict or inconsistency between the Series Agreement and this Class [A/B/C/D] Note, the Series Agreement controls.

The Class [A/B] Notes, in an initial aggregate principal amount of $___________, the Class [B/C/D] Notes, in an initial aggregate principal amount of $_____________, and the Class [C/D] Notes, in an initial aggregate principal amount of $_____________ will also be issued under the Series Agreement. The rights of the holders of the [Class B/Class C and] Class D Notes to receive payments on the [Class B/Class C and] Class D Notes are subordinate to the rights of the holders of the Class A, [Class B and Class C] Notes to receive payments as stated in the Series Agreement.

The Noteholder, by its acceptance of this Class [A/B/C/D] Note, agrees that it will look solely to the property of the Issuer allocated to the payment of the Notes for payment under this Class [A/B/C/D] Note and under the Series Agreement and that neither the Issuer nor the Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Series Agreement or, except as stated in the Series Agreement, subject to any liability under the Series Agreement.

This Class [A/B/C/D] Note is not a summary of the Series Agreement and reference is made to the Series Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced by this Class [A/B/C/D] Note, and the rights, duties and immunities of the Indenture Trustee.

The initial Note Balance of this Class [A/B/C/D] Note is $______________. The Note Balance of this Class [A/B/C/D] Note on any date of determination will be an amount equal to (a) the initial Note Balance of this Class [A/B/C/D] Note, minus (b) the aggregate amount of principal payments made to the Noteholders of this Class [A/B/C/D] Note on or before that date.

The Expected Final Payment Date is the May 2029 Payment Date, but principal for the Class [A/B/C/D] Notes may be paid earlier or later under certain circumstances stated in the Series Agreement. Payments of principal of the Notes will be payable according to the Series Agreement.

Subject to the terms and conditions of the Series Agreement, the Depositors may, from time to time, direct the Owner Trustee, on behalf of the Issuer, to issue one or more new Series of notes.

On each Payment Date, the Note Paying Agent will pay to each Class [A/B/C/D] Noteholder of record on the related Record Date (except for the final payment for this Class [A/B/C/D] Note) that Class [A/B/C/D] Noteholder's pro rata share of the amounts held by the Note Paying Agent that are allocated and available on that Payment Date to pay interest and principal on the Class [A/B/C/D] Notes under the Indenture Supplement. Except as stated in the Series Agreement for a final payment, payments to the Noteholders will be made (a) (i) if the Noteholder has given the Note Registrar appropriate instructions at least five Business Days before that Payment Date and the aggregate original principal amount of the Noteholder's Class [A/B/C/D] Notes is at least $1,000,000, by wire transfer to the account of the Noteholder or (ii) by check mailed first class, postage prepaid to each Noteholder (at the Noteholder's address as it appears in the Note Register), except that for any Notes registered in the name of the nominee of the Clearing Agency, the distribution will be made by wire transfer and (b) without presentation or surrender of any Note or the making of any notation on the Note. Final payment of this Class [A/B/C/D] Note will be made only on presentation and surrender of this Class [A/B/C/D] Note at the office or agency stated in the notice of final payment delivered by the Indenture Trustee to the Noteholders according to the Series Agreement.

This Class [A/B/C/D] Note does not represent an obligation of, or an interest in, Ford Credit Floorplan Corporation or Ford Credit Floorplan LLC (the "Depositors"), Ford Motor Credit Company LLC, Ford Motor Company or any Affiliate of any of them and is not insured or guaranteed by any governmental agency or instrumentality.

Each Noteholder, by accepting a Note, covenants and agrees that it will not at any time start or pursue against the Issuer or the Depositors, or join in starting or pursuing against the Issuer or the Depositors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Except as stated in the Indenture Supplement, the Class [A/B/C/D] Notes are issuable only in minimum denominations of [$1,000/$100,000] and integral multiples of $1,000. The transfer of this Class [A/B/C/D] Note will be registered in the Note Register on surrender of this Class [A/B/C/D] Note for registration of transfer at any office or agency maintained by the Note Registrar accompanied by a written instrument of transfer, in a form satisfactory to the Indenture Trustee or the Note Registrar, duly executed by the Class  [A/B/C/D] Noteholder or the Noteholder's attorney, and duly authorized in writing with the signature guaranteed, and on surrender one or more new Class [A/B/C/D] Notes in any authorized denominations of like aggregate principal amount will be issued to the designated transferee or transferees.

As stated in the Series Agreement and subject to certain limitations forth in the Series Agreement, Class [A/B/C/D] Notes are exchangeable for new Class [A/B/C/D] Notes in any authorized denominations and of like aggregate principal amount, on surrender of the Notes to be exchanged at the office or agency of the Note Registrar. No service charge may be imposed for the exchange but the Issuer or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange.

The Issuer, the Depositors, the Indenture Trustee and any agent of the Issuer, the Depositors or the Indenture Trustee will treat the person in whose name this Class [A/B/C/D] Note is registered as the owner of this Class [A/B/C/D] Note for all purposes, and none of the Issuer, the Depositors, the Indenture Trustee or any agent of the Issuer, the Depositors or the Indenture Trustee will be affected by notice to the contrary.

The holder of this Class [A/B/C/D] Note, by its acceptance of this Class [A/B/C/D] Note, and the owner of a beneficial interest in this Class [A/B/C/D] Note, by its acceptance of a beneficial interest, covenant and agree that (a) they will not at any time start or pursue against the Issuer or the Depositors, or join in starting or pursuing against the Issuer or the Depositors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, the Indenture Supplement or any of the other related transaction documents and (b) if any Depositor becomes a debtor or debtor in possession in a case under any applicable United States federal or state bankruptcy, insolvency or other similar law now or later in effect or subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings, any claim that the holders of the Notes of any Series may have at any time against the Issuer's assets allocated according to the Indenture to any Series unrelated to the Notes, and any claim that the holders of the Notes have at any time against the Depositors that they may seek to enforce against the Issuer's assets allocated to any unrelated Series, will be subordinate to the payment in full (including post-petition interest) of the claims of the holders of any Notes of the unrelated Series and of the holders of any other notes, bonds, contracts or other obligations relating to the unrelated Series.

The holder of this Class [A/B/C/D] Note, by acceptance of this Class [A/B/C/D] Note, and each holder of a beneficial interest in this Class [A/B/C/D] Note, agree to treat the Class [A/B/C/D] Notes as indebtedness of the Issuer for applicable United States federal, state and local income and franchise tax purposes.

THIS CLASS [A/B/C/D] NOTE WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Assignment

Social Security or other identifying number of assignee________________________

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

(name and address of assignee)

the within note and all rights under the Note, and irrevocably constitutes and appoints _________________________________________________________, attorney, to transfer the Note on the books kept for registration of the Note, with full power of substitution in the premises.

Dated: ___________________	_________________________________________________[1]

Signature Guaranteed:

1           NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

Exhibit B

Form of Monthly Investor Report

[see attached]

EB-1

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

Additional information about the structure, cash flows, defined terms and parties for each publicly registered series of asset backed securities covered in this report can be found in the applicable prospectus for the series, available on the SEC website http://www.sec.gov under registration number 333-227766 or 333-283567, as applicable, and at https://www.ford.com/finance/investor-center/asset-backed-securitization, located under “Prospectuses” in the “Ford Credit Floorplan Master Owner Trust A” section.

Contents	Pages
Trust Summary	# #
Series 20__–_ Summary	# #

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

Trust Summary
I. Principal Receivables	Trust Total
A. Beginning Adjusted Pool Balance	$
B. Principal Collections	$
C. Principal Adjustments	$
D. Principal Reduction Redesignated Accounts	$
E. Defaulted Receivables	$
F. New Principal Receivables	$
G. Principal Increase Additional Accounts	$
H. Net Deposits / (Withdrawals) to the Excess Funding Account	$
Ending Adjusted Pool Balance (A B C D E + F + G + H)	$

Monthly Principal Payment Rate	%

II. Interest Collections	Trust Total
Gross Interest Collections	$
[Yield Supplement Interest Collections for each Series]	$
Interest Adjustments	$
Recoveries	$
Interest Earned on Collection Account	$
Interest Earned on Excess Funding Account	$
Interest Earned on Backup Servicer Reserve Account	$
Interest Collections	$

Memo: Annualized Yield	%

III. Principal Collections	Trust Total
Principal Collections	$

IV. Series Balances
Series	Beginning of Period Adjusted Invested Amount	Increase/ (Decrease)	End of Period Adjusted Invested Amount	Increase/ (Decrease)	Payment Date Adjusted Invested Amount

20__–_	$	$	$	$	$

Depositors Amount:	$		$
Total:	$		$

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

V. Principal and Interest Allocations
Series	Floating Investor %	Investor Principal Collections	Investor Interest Collections

20__-_	%	$	$

Depositors %	%	$	$
	%	$	$
Memo
Excess Depositor %			%
Excess Depositor Collection		$	$
Depositor Servicing Fee			$
Depositor Backup Servicing Fee			$

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

VI. Status Accounts and Net Losses	Trust Total
Principal Reduction Receivables relating to accounts (including Performance Impaired and other “status” accounts) that were reassigned by the Issuer to the Depositors.	$

Status Distribution
Number of Days Since Redesignation of Status Account	Principal Balance in Redesignated Status Accounts	% of Total Principal Balance	Number of Redesignated Status Accounts	% of Total Number of Designated Accounts

1 - 30	-	-	-	-
31 - 60	-	-	-	-
61 - 90	-	-	-	-
91 - 120	-	-	-	-
121 - 150	-	-	-	-
151 - 180	-	-	-	-
Total	-	-	-	-

The principal amount of Receivables in “status” accounts that remain in the Trust Pool following the end of the Collection Period.	$

The principal amount of Receivables in “status” accounts as a % of Trust Pool.	%

Status Trigger ([11.1]%) Breached? Yes (Y) / No (N)	[Y/N]

Net Losses
Current Collection Period Loss:	# of Dealer Accounts	Amount
Defaulted Receivables (Charge Offs)	0	$

(Recoveries)	0	$

Net Loss for Current Collection Period		$

Ratio of Net Loss for Current Collection Period to Average of Period Pool Balance		%

Prior and Current Collection Period Losses:
Ratio of Net Loss to Average of Period Pool Balance
Third Prior Collection Period		%
Second Prior Collection Period		%
Prior Collection Period		%
Current Collection Period		%
Four Month Average (Current and Prior Three Collection Periods)%

VII. Excess Funding Account
Beginning Period Balance	$
Net Deposits / (Withdrawals)	$
Ending Period Balance	$
Determination Date balance before giving effect to Payment Date Cashflows	$
Determination Date balance after giving effect to Payment Date Cashflows	$

Memo
Excess Funding Account as a % of aggregate Adjusted Invested Amount	%
Interest Earned on Excess Funding Account	$

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

VIII. Backup Servicer Reserve Account	Trust Total
Backup Servicer Reserve Account	$
IX. Non-Conforming Receivables	Trust Total
Ineligible Receivables	$
Dealer Overconcentration	$
Manufacturer Overconcentration (>2% of Pool Balance)	$
Used Vehicle Overconcentration a\	$
Medium and Heavy Truck Overconcentration	$
Development Dealer Overconcentration	$
Fleet Overconcentration	$
Non-Conforming Receivable Amount	$
$
Memo
Principal Receivables relating to Vehicles on Used Lines	$
Principal Receivables relating to Vehicles on Used Lines as a % of Pool Balance	%
Principal Receivables relating to AutoNation	$
Principal Receivables relating to AutoNation as a % of Pool Balance	%
Principal Receivables relating to Lithia	$
Principal Receivables relating to Lithia as a % of Pool Balance	%
Principal Receivables relating to Development Dealers	$
Principal Receivables relating to Development Dealers as a % of Pool Balance	%
Principal Receivables relating to Fleet	$
Principal Receivables relating to Fleet as a % of Pool Balance	%
Principal Receivables relating to New and Used Medium Heavy Truck Lines	$
Principal Receivables relating to New and Used Medium Heavy Truck Lines as a % of Pool Balance	%
Principal Receivables relating to Program Vehicles b\	$
Principal Receivables relating to Program Vehicles as a % of Pool Balance	%

a\ Includes Receivables related to Vehicles on Used Lines and Program Lines
b\ Primarily off lease Vehicles purchased by a Dealer at a Ford Credit Approved auction.
Program Lines are separate from Used Lines.

X. Subordination and Depositor Amount as of Determination Date

Series	Subordinated %	Subordinated % times (Initial Note Balance minus EFA) (A)	Incremental Subordinated Amount (B)	Required Subordinated Amount (A + B)

20__-_	%	$	$	$

Series	Required Subordinated Amount (C)	Required Pool % minus 100% times Initial Invested Amount (D)	Required Depositor Amount as of Determination Date (C + D)

20__-_	$	$	$

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

Required Depositor Amount	$
Depositor Amount	$

Memo: Determination Date Pool Balance		$

XI. Redesignation Notice
If the below “Redesignated Account” box(es) has been marked “Yes”, notice is hereby given, pursuant to Section 2.8 of the Fifth Amended and Restated Sale and Servicing Agreement dated as of December 1, 2010, that the redesignation of certain Accounts and the reassignment of the Receivables and Related Security in such Accounts occurred on the Redesignation Date of [_____], and a Redesignated Account Schedule has been delivered to the Owner Trustee and the Indenture Trustee according to the Sale and Servicing Agreements.
Redesignated Accounts
Depositor	Trust	Yes	No
Ford Credit Floorplan Corporation	Ford Credit Floorplan Master Owner Trust A	☐	☐
Ford Credit Floorplan LLC	Ford Credit Floorplan Master Owner Trust A	☐	☐
XII. Early Amortization Declarations
		Yes	No
1. Breach of covenants or agreements made in the Sale and Servicing Agreement, Indenture or Indenture Supplement and uncured for 60 days		☐	☐
2. Failure to make any required payment or deposit under the Sale and Servicing Agreement, Indenture or Indenture Supplement and uncured for 5 Business Days		☐	☐
3. Breach of any representation or warranty made in the Sale and Servicing Agreement, Indenture or Indenture Supplement and uncured for 60 days		☐	☐
4. Bankruptcy, insolvency or receivership of Ford Credit, FCFMOTA or Ford		☐	☐
5. FCFMOTA is an investment company within the meaning of the Investment Company Act of 1940		☐	☐
6. Failure of FCF Corp or FCF LLC to convey Receivables pursuant to the Sale and Servicing Agreement and uncured for 10 days		☐	☐
7. Available Subordinated Amount is less than the Required Subordinated Amount and uncured for 5 days		☐	☐
8. Servicer default or an event of default with respect to the outstanding notes has occurred		☐	☐
9. Average monthly payment rate for the past three periods is less than 21%		☐	☐
10. Excess Funding Account Balance exceeds 70% of Outstanding Series Adjusted Invested Amounts for 3 periods		☐	☐

Memo
Additional statistical information about Ford Credit’s U.S. Dealer Floorplan portfolio and the Trust’s pool for the most recently available quarter can be found on Ford Credit’s website at https://www.ford.com/finance/investor-center/asset-backed-securitization-details, located under “Other Documents” in the “Ford Credit Floorplan Master Owner Trust A” section.

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

XIII. Repurchase Demand Activity (Rule 15Ga 1)
[ No Activity to Report ]
Name of Issuing Entity	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)	(#)	($)	(% of principal balance)
Wholesale Auto Loans		Ford Motor Credit Company LLC
Ford Credit Floorplan Master Owner Trust A

CIK# 0000038009
Most Recent Form ABS-15G
Filed By: Ford Motor Credit Company LLC
CIK# 0000038009
Date: February __, 20__
Servicer Certification
This report is accurate in all material respects. Ford Motor Credit Company LLC /s/ [name] [title]

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

Series 20 – Summary
I. Origination Information
Date of Origination					__/__, 20__
Expected Final Payment Date					__/__, 20__
Final Maturity Date					__/__, 20__
	Class A Notes	Class B Notes	Class C Notes	Class D Notes

Original Principal Outstanding	$	$	$	$

Note Interest Rate	%	%	%	%

Total Original Principal Outstanding				$

II. Series Allocations
Current Floating Investor %	%
Investor Principal Collections	$
Principal Default Amounts	$
Investor Interest Collections	$

III. Collections
Interest	$
Investor Interest Collections	$
Reserve Fund Investment Proceeds	$
Principal Funding Account Investment Proceeds	$
Excess Depositor Interest/Principal Allocation	$

Available Investor Interest Collections	$

Shared Interest Collections from Excess Interest Sharing Group One	$
Available Subordination Draw	$
Reserve Fund Draw	$
Reallocated Principal Collections	$

Total Interest Amounts	$

Principal	$
Investor Principal Collections	$
Investor Default Amount, Investor Charge Off and Reallocated Principal Collections	$
Shared Principal Collections from Principal Sharing Group One (Withdrawal from EFA)	$
Reserve Fund Draw	$

Available Investor Principal Collections	$

Ford Credit Floorplan Master Owner Trust A

Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__

Payment Date	__/__/20__

IV. Interest Calculations

	Class A Notes	Class B Notes	Class C Notes	Class D Notes
Original Principal Outstanding	$	$	$	$

Note Interest Rate	%	%	%	%

Days in Interest Period	#	#	#	#

Monthly Interest	$	$	$	$

V. Available Investor Interest Collections Distribution Payments by Priority
Total Interest Amount	$
(1) Current Interest Plus Unpaid Interest from Prior Periods Class A Notes	$
(2) Current Interest Plus Unpaid Interest from Prior Periods Class B Notes	$
(3) Current Interest Plus Unpaid Interest from Prior Periods Class C Notes	$
(4) Current Interest Plus Unpaid Interest from Prior Periods Class D Notes	$
(5) Trustee and Other Fees/Expenses	$
(6) Current and past due Back up Servicing Fee or Servicing Fee if Ford Credit is no longer Servicer	$
(7) Investor Default Amount, to be added to Principal Collections	$
(8) Replenish Reserve Fund	$
(9) Investor Chargeoffs not previously reimbursed, to be added to Principal Collections	$
(10) Reallocated Principal Collections not previously reimbursed, to be added to Principal Collections	$
(11) Servicing Fees due Ford Credit	$
(12) Required Subordination Shortfall to be sent to holders of Depositor Interest	$
(13) Make-Whole Payments and Accrued Step-Up Amounts Due	$
(14) Additional Trustee and Other Fees/Expenses	$
(15) Other Amounts due to Back up Servicer or Successor Servicer	$
(16) Shared with other series in Excess Interest Sharing Group One	$
(17) To the Depositor's Interest Account, remaining amounts to Holders of Depositor Interest	$

VI. Available Investor Principal Collections Distribution Payments by Priority
Available Investor Principal Collections	$
Deposit to Principal Funding Account	$
Shared with other series in Principal Sharing Group One	$
Remainder released to holders of Depositor Interest	$

VII. Subordination and Participation
Subordination %	%
Incremental Subordinated Amount	$
Required Subordinated Amount	$
Required Pool % minus 100% times Initial Invested Amount	$
Required Depositor Amount Series 20__-_	$

Ford Credit Floorplan Master Owner Trust A
Monthly Investor Report

Collection Period	__/__/20__ - __/__/20__
Determination Date	__/__/20__
Payment Date	__/__/20__

VIII. Distribution to Holders of Notes
(per $1,000 denomination note)

Total Amount Allocable to Principal Class A	$
Total Amount Allocable to Interest Class A	$
Total Amount Distributed Class A	$

Total Amount Allocable to Principal Class B	$
Total Amount Allocable to Interest Class B	$
Total Amount Distributed Class B	$

Total Amount Allocable to Principal Class C	$
Total Amount Allocable to Interest Class C	$
Total Amount Distributed Class C	$

Total Amount Allocable to Principal Class D	$
Total Amount Allocable to Interest Class D	$
Total Amount Distributed Class D	$

IX. Reserve Fund
Beginning of Collection Period Balance	$
Reserve Fund Draw	$
Increases/(Decreases)	$
End of Collection Period Balance	$
Increases/(Decreases)	$
Payment Date Balance	$

X. Credit Risk Retention
As of the Determination Date, Ford Motor Credit Company LLC, through the Depositors, maintained a seller’s interest in the Trust equal to at least 5% of each series of ABS interests issued by the Trust according to Regulation RR under the Securities Exchange Act of 1934. The seller’s interest is represented by the Depositor Interest, which is required to be maintained and made available for the Series 2__ _ Notes in an amount equal to the percentage stated below (which is the Subordinated Percentage for the Series 2__ _ Notes) of the aggregate unpaid principal balance of the Series 2__ _ Notes:
Seller’s Interest %
XI. Memo Items
Excess Funding Amount Series 20__-_ $